As filed with the U.S. Securities and Exchange Commission on March 24, 2026

Registration No. 333-289711

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

NETCAPITAL INC.

(Exact name of registrant as specified in its charter)

Utah	6199	87-0409951
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Lincoln Street

Boston, MA 02111

Phone: (781) 925-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Coreen Kraysler

Chief Financial Officer

1 Lincoln Street

Boston, MA 02111

Phone: (781) 925-1700

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Richard Friedman, Esq.

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

(212) 653-8700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule l2b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☒ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 24, 2026

Netcapital Inc.

118,750 Shares of Common Stock

Up to 1,760,340 Shares of Common Stock Upon Exercise of Certain Common Stock Purchase Warrants

This prospectus relates to the offer and resale of up to an aggregate of 1,879,090 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Netcapital Inc. (the “Company”, “we”, “us” or “our”), consisting of (A) 118,750 shares of Common Stock (the “June 2025 Shares”) issued by us to certain accredited investors in a private placement transaction pursuant to a subscription agreement dated June 10, 2025 (the “June 2025 Purchase Agreement”) and (B) up to 1,760,340 shares of Common Stock issuable upon the exercise of:

(i) common stock purchase warrants (the “A-5 Inducement Warrants”), to purchase up to 114,068 shares of Common Stock (the “A-5 Inducement Warrant Shares”), at an exercise price of $2.07 per share; issued by us to certain accredited investors on January 13, 2025 pursuant to an inducement offer letter agreement, dated as of January 9, 2025 (the “January 2025 Inducement Letter”);

(ii) common stock purchase warrants (the “A-6 Inducement Warrants”), to purchase up to 9,144 shares of Common Stock (the “A-6 Inducement Warrant Shares”), at an exercise price of $2.07 per share; issued by us to certain accredited investors on January 13, 2025 pursuant to the January 2025 Inducement Letter;

(iii) common stock purchase warrants (the “January 2025 Placement Agent Warrants”) to purchase up to 20,315 shares of Common Stock (the “January 2025 Placement Agent Warrant Shares”) issued by us on January 13, 2025 to designees of H.C. Wainwright & Co., LLC, as exclusive placement agent (“Wainwright”), at an exercise price of $2.25 per share pursuant to an engagement letter dated November 7, 2024 between the Company and Wainwright;

(iv) common stock purchase warrants (the “A-7 Inducement Warrants”), to purchase up to 79,558 shares of Common Stock (the “A-7 Inducement Warrant Shares”), at an exercise price of $2.03 per share; issued by us to certain accredited investors on March 5, 2025 pursuant to an inducement offer letter agreement, dated as of March 5, 2025 (the “March 2025 Inducement Letter”);

(v) common stock purchase warrants (the “A-8 Inducement Warrants”), to purchase up to 79,558 shares of Common Stock (the “A-8 Inducement Warrant Shares”), at an exercise price of $2.03 per share; issued by us to certain accredited investors on March 5, 2025 pursuant to the March 2025 Inducement Letter.

(vi) common stock purchase warrants (the “July 2025 Investor Warrants #1”), to purchase up to 714,286 shares of Common Stock (the “July 2025 Investor Warrant Shares #1”), at an exercise price of $6.88 per share; issued by us to certain accredited investors on July 7, 2025 in a concurrent private placement and registered direct transaction pursuant to a securities purchase agreement, dated as of July 2, 2025 (the “July 2025 Purchase Agreement #1”);

(vii) common stock purchase warrants (the “July 2025 Investor Warrants #2,” together with the July 2025 Investor Warrants #1, the “July 2025 Investor Warrants), to purchase up to 641,712 shares of Common Stock (the “July 2025 Investor Warrant Shares #2,” together with the July 2025 Investor Warrant Shares #1, the “July 2025 Investor Warrant Shares”), at an exercise price of $4.55 per share; issued by us to certain accredited investors on July 17, 2025 in a concurrent private placement and registered direct transaction pursuant to a securities purchase agreement, dated as of July 16, 2025 (the “July 2025 Purchase Agreement #2,” together with the July 2025 Purchase Agreement #1, the “July 2025 Purchase Agreements”);

(viii) common stock purchase warrants (the “July 2025 Placement Agent Warrants, #1) to purchase 53,571 shares of Common Stock (the “July 2025 Placement Agent Warrant Shares #1”) issued to designees of H.C. Wainwright & Co., LLC, as exclusive placement agent (the “Placement Agent”), at an exercise price of $8.75 per share and

(ix) common stock purchase warrants (the “July 2025 Placement Agent Warrants, #2” together with the July 2025 Placement Agent Warrants #1, the “July 2025 Placement Agent Warrants”) to purchase 48,128 shares of Common Stock (the “July 2025 Placement Agent Warrant Shares #2,” together with the July 2025 Placement Agent Warrant Shares #1, the July 2025 Placement Agent Warrant Shares”) issued to designees of the Placement Agent, at an exercise price of $5.8438 per share.

For purposes of this prospectus the term (A) “Warrants” collectively refers to the A-5 Inducement Warrants, the A-6 Inducement Warrants, January 2025 Placement Agent Warrants, the A-7 Inducement Warrants, the A-8 Inducement Warrants, the July 2025 Investor Warrants #1, the July 2025 Investor Warrants #2, the July 2025 Placement Agent Warrants #1 and the July 2025 Placement Agent Warrants #2 and (B) “Warrant Shares” collectively refers to the A-5 Inducement Warrant Shares, the A-6 Inducement Warrant Shares, January 2025 Placement Agent Warrant Shares, the A-7 Inducement Warrant Shares, the A-8 Inducement Warrant Shares, the July 2025 Investor Warrant Shares #1, the July 2025 Investor Warrant Shares #2, the July 2025 Placement Agent Warrant Shares #1 and the July 2025 Placement Agent Warrant Shares #2.

The A-5 Inducement Warrants are exercisable on July 13, 2025 and expire on July 13, 2030. The A-6 Inducement Warrants are exercisable on July 13, 2025 and expire on January 13, 2027. The January 2025 Placement Agent Warrants are exercisable on July 15, 2025 and expire on July 15, 2030. The A-7 Inducement Warrants are exercisable on September 5, 2025 and expire on September 5, 2030. The A-8 Inducement Warrants are exercisable on September 5, 2025 and expire on March 5, 2027.The July 2025 Investor Warrants are exercisable immediately upon issuance for a twenty-four month period following the date of effectiveness of this registration statement and the July 2025 Placement Agent Warrants are exercisable immediately for a five-year period following the commencement of the sales pursuant to the July 2025 Purchase Agreement #1 and the July 2025 Purchase Agreement #2, as applicable. The holders of the June 2025 Shares, the Warrants and the underlying Warrant Shares are each referred to herein as a “Selling Shareholder” and collectively as the “Selling Shareholders.”

This prospectus describes the general manner in which the Shares may be offered and sold. If necessary, the specific manner in which the June 2025 Shares and the Warrant Shares may be offered and sold will be described in a supplement to this prospectus. The June 2025 Shares and Warrants were each issued to the applicable Selling Shareholders in connection with private placement offerings pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. For additional information regarding the issuance of the June 2025 Shares, the Warrants and the Warrant Shares, see “June 2025 Private Placement,” “January 2025 Warrant Inducement,” “March 2025 Warrant Inducement,” “July 2025 Registered Direct Offering and Concurrent Private Placement. #1” and “July 2025 Registered Direct Offering and Concurrent Private Placement. #2” beginning on page 17.

The Shares will be resold from time to time by the Selling Shareholders listed in the section titled “Selling Shareholders” beginning on page 18.

The Selling Shareholders, or their respective transferees, pledgees, donees or other successors-in-interest, will sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholders may sell their Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Shareholder may sell its Shares in the section titled “Plan of Distribution” on page 27.

We are registering the Shares on behalf of the Selling Shareholders, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of our Common Stock by the Selling Shareholders in the offering described in this prospectus, we may receive up to: (i) $2.07 per share upon the cash exercise of the A-5 and A-6 Inducement Warrants, (ii) 2.03 per share upon the cash exercise of the A-7 and A-8 Inducement Warrants; (iii) $2.25 per share upon the cash exercise of the January 2025 Placement Agent Warrants (iv) $6.88 per share upon the cash exercise of the July 2025 Investor Warrants #1; (vi) $8.75 per share upon the cash exercise of the July 2025 Placement Agent Warrants #1; (vii) $4.55 per shares upon the exercise of the July 2025 Investor Warrants #2 and (viii) $5.8438 per share upon exercise of the July Placement Agent Warrants #2. Upon the exercise of the Warrants for all 1,760,340 Shares by payment of cash, we would receive aggregate gross proceeds of approximately $9.21 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

The Common Stock is currently listed on the Nasdaq Capital Market under the symbol “NCPL” On March 23, 2026, the last reported sale price of our Common Stock was $0.4730. On February 4, 2026, we received written notice from Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810, we have a period of 180-calendar days, or until August 3, 2026, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during this 180-calendar day period. In the event we do not regain compliance by August 3, 2026, we may be eligible for an additional 180-calendar day grace period so long as we meet the Nasdaq continued listing requirement for market value of publicly-held shares and all other initial listing standards for the Nasdaq, other than the minimum closing bid price requirement and notify Nasdaq in writing of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we do not qualify for or fail to regain compliance during the second compliance period, then Nasdaq will notify us of its determination to delist our common stock, at which point we would have an option to appeal the delisting determination to a Nasdaq hearings panel.

This offering will terminate on the earlier of (i) the date when all of the Securities registered hereunder have been sold pursuant to this prospectus or Rule 144 under the Securities Act, and (ii) the date on which all of such securities may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, unless we terminate it earlier.

Investing in our Common Stock involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 11 and in the documents which are incorporated by reference herein before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2026

i

ABOUT THIS PROSPECTUS

This prospectus relates to the offer and resale of up to an aggregate of 1,879,090 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Netcapital Inc. (the “Company”, “we”, “us” or “our”), consisting of (A) 118,750 shares of Common Stock (the “June 2025 Shares”) issued by us to certain accredited investors in a private placement transaction pursuant to a subscription agreement dated June 10, 2025 (the “June 2025 Purchase Agreement”) and (B) up to 1,760,340 shares of Common Stock issuable upon the exercise of:

(i) common stock purchase warrants (the “A-5 Inducement Warrants”), to purchase up to 114,068 shares of Common Stock (the “A-5 Inducement Warrant Shares”), at an exercise price of $2.07 per share; issued by us to certain accredited investors on January 13, 2025 pursuant to an inducement offer letter agreement, dated as of January 9, 2025 (the “January 2025 Inducement Letter”);

(ii) common stock purchase warrants (the “A-6 Inducement Warrants”), to purchase up to 9,144 shares of Common Stock (the “A-6 Inducement Warrant Shares”), at an exercise price of $2.07 per share; issued by us to certain accredited investors on January 13, 2025 pursuant to the January 2025 Inducement Letter;

(iii) common stock purchase warrants (the “January 2025 Placement Agent Warrants”) to purchase up to 20,315 shares of Common Stock (the “January 2025 Placement Agent Warrant Shares”) issued by us on January 13, 2025 to designees of H.C. Wainwright & Co., LLC, as exclusive placement agent (“Wainwright”), at an exercise price of $2.25 per share pursuant to an engagement letter dated November 7, 2024 between the Company and Wainwright;

(iv) common stock purchase warrants (the “A-7 Inducement Warrants”), to purchase up to 79,558 shares of Common Stock (the “A-7 Inducement Warrant Shares”), at an exercise price of $2.03 per share; issued by us to certain accredited investors on March 5, 2025 pursuant to an inducement offer letter agreement, dated as of March 5, 2025 (the “March 2025 Inducement Letter”);

(v) common stock purchase warrants (the “A-8 Inducement Warrants”), to purchase up to 79,558 shares of Common Stock (the “A-8 Inducement Warrant Shares”), at an exercise price of $2.03 per share; issued by us to certain accredited investors on March 5, 2025 pursuant to the March 2025 Inducement Letter.

(vi) common stock purchase warrants (the “July 2025 Investor Warrants #1”), to purchase up to 714,286 shares of Common Stock (the “July 2025 Investor Warrant Shares #1”), at an exercise price of $6.88 per share; issued by us to certain accredited investors on July 7, 2025 in a concurrent private placement and registered direct transaction pursuant to a securities purchase agreement, dated as of July 2, 2025 (the “July 2025 Purchase Agreement #1”);

(vii) common stock purchase warrants (the “July 2025 Investor Warrants #2,” together with the July 2025 Investor Warrants #1, the “July 2025 Investor Warrants), to purchase up to 641,712 shares of Common Stock (the “July 2025 Investor Warrant Shares #2,” together with the July 2025 Investor Warrant Shares #1, the “July 2025 Investor Warrant Shares”), at an exercise price of $4.55 per share; issued by us to certain accredited investors on July 17, 2025 in a concurrent private placement and registered direct transaction pursuant to a securities purchase agreement, dated as of July 2, 2025 (the “July 2025 Purchase Agreement #2,” together with the July 2025 Purchase Agreement #1, the “July 2025 Purchase Agreements”);

(viii) common stock purchase warrants (the “July 2025 Placement Agent Warrants, #1) to purchase 53,571 shares of Common Stock (the “July 2025 Placement Agent Warrant Shares #1”) issued to designees of H.C. Wainwright & Co., LLC, as exclusive placement agent (the “Placement Agent”), at an exercise price of $8.75 per share and

(ix) common stock purchase warrants (the “July 2025 Placement Agent Warrants, #2” together with the July 2025 Placement Agent Warrants #1, the “July 2025 Placement Agent Warrants”) to purchase 48,128 shares of Common Stock (the “July 2025 Placement Agent Warrant Shares #2,” together with the July 2025 Placement Agent Warrant Shares #1, the July 2025 Placement Agent Warrant Shares”) issued to designees of the Placement Agent, at an exercise price of $5.8438 per share.

ii

For purposes of this prospectus the term (A) “Warrants” collectively refers to the A-5 Inducement Warrants, the A-6 Inducement Warrants, the January 2025 Placement Agent Warrants, the A-7 Inducement Warrants, the A-8 Inducement Warrants, the July 2025 Investor Warrants #1, the July 2025 Investor Warrants #2, the July 2025 Placement Agent Warrants #1 and the July 2025 Placement Agent Warrants #2 and (B) “Warrant Shares” collectively refers to the A-5 Inducement Warrant Shares, the A-6 Inducement Warrant Shares, the January 2025 Placement Agent Warrant Shares, the A-7 Inducement Warrant Shares, the A-8 Inducement Warrant Shares, the July 2025 Investor Warrant Shares #1, the July 2025 Investor Warrant Shares #2, the July 2025 Placement Agent Warrant Shares #1 and the July 2025 Placement Agent Warrant Shares #2.

The A-5 Inducement Warrants are exercisable on July 13, 2025 and expire on July 13, 2030. The A-6 Inducement Warrants are exercisable on July 13, 2025 and expire on January 13, 2027. The January 2025 Placement Agent Warrants are exercisable on July 15, 2025 and expire on July 15, 2030. The A-7 Inducement Warrants are exercisable on September 5, 2025 and expire on September 5, 2030. The A-8 Inducement Warrants are exercisable on September 5, 2025 and expire on March 5, 2027.The July 2025 Investor Warrants are exercisable immediately upon issuance for a twenty-four month period following the date of effectiveness of this registration statement and the July 2025 Placement Agent Warrants are exercisable immediately for a five-year period following the commencement of the sales pursuant to the July 2025 Purchase Agreement #1 and the July 2025 Purchase Agreement #2, as applicable. The holders of the June 2025 Shares, the Warrants and the underlying Warrant Shares are each referred to herein as a “Selling Shareholder” and collectively as the “Selling Shareholders.” For additional information regarding the issuance of the June 2025 Shares, the Warrants and the Warrant Shares, see “June 2025 Private Placement,” “January 2025 Warrant Inducement,” “March 2025 Warrant Inducement,” “July 2025 Registered Direct Offering and Concurrent Private Placement. #1” and “July 2025 Registered Direct Offering and Concurrent Private Placement. #2” beginning on page 17.

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of Common Stock offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of our common stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of shares of our common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to “NCPL”, the “Company”, “we”, “our” or “us” refer to Netcapital Inc., a Utah corporation, and its subsidiaries on a consolidated basis.

iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any amendment and the information incorporated by reference into this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus. The forward-looking statements in this prospectus, and the information incorporated by reference herein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and in any documents that we incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

iv

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors,” the financial statements, and related notes, and the other information incorporated by reference herein and therein.

On August 1, 2024, we effectuated a 1-for-70 reverse split of our outstanding shares of common stock. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. The exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, have been adjusted accordingly. All information presented in this prospectus supplement and the accompanying prospectus has been retroactively restated to give effect to our 1-for-70 reverse split of our outstanding shares of common stock and unless otherwise indicated, all such amounts and corresponding exercise price data set forth in this prospectus supplement and accompanying prospectus have been adjusted to give effect to the reverse stock split.

Company Overview

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online from accredited and non-accredited investors. We give virtually all investors the opportunity to access investments in private companies. Our model allows for traditional private equity investing and is based on Title III, Regulation Crowdfunding (“Reg CF”) of the Jumpstart Our Business Startups Act (“JOBS Act”) and our model also includes Regulation A (“Reg A”) offerings conducted by our wholly-owned subsidiary Netcapital Securities, Inc. (“Netcapital Securities”). We generate fees from listing private companies on our funding portal located at www.netcapital.com. Our consulting group, Netcapital Advisors Inc. (“Netcapital Advisors”), which is a wholly owned subsidiary, provides marketing and strategic advice to companies in exchange for cash fees and/or equity positions. The Netcapital funding portal is registered with the SEC, is a member of the Financial Industry Regulatory Authority (“FINRA”), a registered national securities association, and provides investors with opportunities to invest in private companies. Both A and Reg CF offerings are made available to investors via the Company’s website, www.netcapital.com. In addition, we recently announced plans to expand our platform to support offerings of tokenized securities under our existing registration exemptions. These tokenized securities will include fractionalized real-world assets (RWAs) like real estate, and may be expanded in the future to include other assets.

Our Business

We provide private company investment access to accredited and non-accredited investors through (i) our online portal (www.netcapital.com), which is operated by our wholly owned subsidiaries Netcapital Funding Portal, Inc and (ii) our broker-dealer subsidiary, Netcapital Securities. The Netcapital funding portal charges a $5,000 listing fee, a 4.9% portal fee for capital raised at closing, and beginning in fiscal year 2025, a 1% success fee paid for with equity of the funding portal customer. In addition, the portal generates fees for other ancillary services, such as rolling closes. Netcapital Advisors previously generated fees and equity stakes from consulting in select portfolio (“Portfolio Companies”) and non-portfolio clients. Given our limited staff, we did not seek consulting engagements in fiscal 2025 and we do not plan to seek them in fiscal 2026. With respect to services for Reg A offerings, Netcapital Securities charges a listing fee of $25,000 and a success fee of 4.9% of the capital raised by an issuer under Reg A.

We generated revenues of $869,460, with costs of service of $40,344, in the year ended April 30, 2025 for a gross profit of $829,116 as compared to revenues of $4,951,435, with costs of service of $108,060, in the year ended April 30, 2024 for a gross profit of $4,843,375 (consisting of $3,537,700 in equity securities for payment of services and $1,413,736 in cash-based revenues, offset by $108,060 for costs of services). In fiscal 2025, we did not provide consulting services to Portfolio Companies in exchange for equity, which accounts for the largest portion of our decline in revenues in fiscal 2025 as compared to fiscal 2024 as we received revenues of approximately $3.5 million fiscal 2024 and compared to $0 in fiscal 2025. However, our funding portal did charge a 1% fee, payable in securities, to every issuer that closed an offering. The dollar value of that fee amounted to $72,090 and $97,700 for the years ended April 30, 2025 and 2024, respectively. We had net losses of $28,301,325 and $4,986,317 in the years ended April 30, 2025 and 2024, respectively. Additionally, we had net losses of $5,771,541 and $4,747,671 for the six months ended October 31, 2025 and 2024, respectively.

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Our revenue for the three months ended January 31, 2026, decreased by $58,335, or approximately 38%, to $94,347, as compared to $152,682 during the three months ended January 31, 2025. The decrease in revenue was attributed to the lack of new issuers signing up for funding portal services. Only eight new issuers launched a crowdfunding campaign in the three months ended January 31, 2026, as compared to 28 offerings launched in the three months ended January 31, 2025.

Our revenue for the nine months ended January 31, 2026, decreased by $129,956, or approximately 28%, to $335,481, as compared to $465,437 during the nine months ended January 31, 2025.

In the nine months ended January 31, 2026, we recorded $335,481 in funding portal revenue, consisting of portal fees of $171,771, listing fees of $95,809, and equity fees of $67,451, as compared to funding portal revenue of $465,437 in the nine months ended January 31, 2025, consisting of portal fees of $297,627, listing fees of $127,500 and equity fees of $39,694. The decrease in revenue was primarily attributed to a decrease in the number of issuers raising capital on the funding portal’s platform. New offerings launched amounted to 18 issuers in the nine months ended January 31, 2026, as compared to 64 issuers in the nine months ended January 31, 2025. 10 issuers successfully closed offerings in the nine months ended January 31, 2026, as compared to 25 issuers in the nine months ended January 31, 2025.

The total number of offerings on the Netcapital funding portal in fiscal 2025 and 2024 that closed was 70 in each fiscal year, of which 21 and 17 offerings hosted on the Netcapital funding platform in fiscal 2025 and 2024, respectively, terminated their listings without raising the required minimum dollar amount of capital. For the three- and nine-month periods ended January 31, 2026, 8 and 18 issuers have launched an offering on the portal, respectively, as compared to 27 and 64 issuers that launched an offering in the three- and nine-month periods ended January 31, 2025, respectively.

As of the date of this prospectus, we have minority equity positions in 19 Portfolio Companies that have utilized the funding portal to facilitate their offerings, which equity was received as payment for services. Beginning in fiscal 2025, we no longer provide consulting services in exchange for equity securities. In addition to the 19 Portfolio Companies, we have investments in 2 companies that Netcapital Advisors provided services to, but which did not raise capital on our funding portal. Furthermore, beginning in fiscal 2024, our funding portal has charged each issuer a fee of 1% of the equity raised on the funding portal.

As of January 31, 2026, our funding portal received equity fee payments from a total of 70 issuers, which have an aggregate value of $282,185, as compared to 61 issuers with an aggregate value of $169,790 as of April 30, 2025. In the three- and nine-month periods ended January 31, 2026, we recorded $3,745 and $67,451 in revenues from the receipt of equity securities. In the three- and nine-month periods ended January 31, 2025 we recorded $7,012 and $35,945 in revenues from the receipt of equity securities. In the nine months ended January 31, 2026 the Company also recognized an unrealized gain of $44,945 from changes in observable prices of investment securities owned by the Company, as compared to no unrealized gains or losses in the nine months ended January 31, 2025. The unrealized gain of $44,945 was offset by an unrealized loss in the value of an investment in C-Reveal Therapeutics, LLC, of $49,950, resulting in a net unrealized loss on equity securities of $5,005 for the 9 months ended January 31, 2026.

For the three months ended January 31, 2026, the Company had one customer that constituted 22% of revenue, a second customer that constituted 15% of revenue and a third customer that accounted for 14% of revenue. For the nine months ended January 31, 2026, the Company had one customer that constituted 43% of revenue. For the three months ended January 31, 2025, the Company had one customer that constituted 17% of its revenue, and for the nine months ended January 31, 2025, the Company had one customer that constituted 16% of its revenue.

Revenue from portal fees decreased by $285,294, or 33%, in fiscal 2025 to $589,074 from $874,368 in fiscal 2024. Revenue from portal fees consists of a 4.9% fee of the total capital raised by an issuer plus fixed miscellaneous charges for administrative fees, such as a rolling close, or the filing of an amended offering statement. The decrease is attributable to a 29% decrease in the total dollars invested through the portal, from $14.8 million in fiscal 2024 to $10.6 million in fiscal 2025. The total number of issuers on the Netcapital funding portal in fiscal 2025 and 2024 that successfully closed an offering was 49 and 53, respectively.

Revenue from listing fees decreased by $234,540, or 53%, to $207,500 in fiscal 2025 as compared to $442,040 in fiscal 2024. The decrease in listing revenue is directly attributable to the 54% decrease in offerings launched in fiscal 2025, as compared to fiscal 2024. New listings dropped from 82 in Fiscal 2024 to 38 in fiscal 2025. Listing fees are typically $5,000 per issuer, and they are the first form of revenue earned by our Funding Portal when an issuer signs a contract with us to sell securities on the funding portal. After the listing contract is signed, an issuer typically takes two months before it is ready to launch an offering. Most issuers remain on the funding portal, marketing their offering, for a period of six to nine months.

In fiscal 2025 and 2024, the average amount raised in an offering on the Netcapital funding portal was $215,745 and $280,978, respectively. The total number of offerings on the Netcapital funding portal in fiscal 2025 and 2024 that closed was 70 in each fiscal year, of which 21 and 17 offerings hosted on the Netcapital funding platform in fiscal 2025 and 2024, respectively, terminated their listings without raising the required minimum dollar amount of capital.

Our financial statements as of April 30, 2025 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm included in its opinion for the year ended April 30, 2025 an explanatory paragraph referring to our negative working capital, operating losses, and negative cash flows from operations and expressing substantial doubt in our ability to continue as a going concern for the next twelve months following the issuance of these financial statements.

As of February 28, 2026, we had $409,319 in cash and cash equivalents.

Funding Portal

Netcapital.com is an SEC-registered funding portal that enables private companies to raise capital online, while investors are able to invest from almost anywhere in the world, at any time, with just a few clicks. Securities offerings on the portal are accessible through individual offering pages, where companies include product or service details, market size, competitive advantages, and financial documents. Companies can accept investments from virtually anyone, including friends, family, customers, employees, etc. Customer accounts on our platform are not permitted to hold digital securities.

In addition to access to the Funding Portal, the Funding Portal provides the following services:

●	a fully automated onboarding process;
●	automated filing of required regulatory documents;
●	compliance review;
●	custom-built offering page on our portal website;
●	third party transfer agent and custodial services;
●	email marketing to our proprietary list of investors;
●	rolling closes, which provide potential access to liquidity before final close date of offering;
●	assistance with annual filings; and
●	direct access to our team for ongoing support.

In addition, we recently announced plans to expand our platform to support offerings of tokenized securities under our existing registration exemptions. While the Netcapital platform does not currently support offerings of tokenized securities, we intend to deliver this service in the future. Consistent with SEC statements, we recognizes tokenized securities meet the definition of a “security” under federal securities laws and we intend to comply with all applicable federal and state laws, rules, and regulations.

We have partnered with Horizon Globex GmbH to offer tokenized securities on a Reg CF platform. This collaboration plans to leverage Horizon’s expertise in creating a blockchain-based platform along with a dedicated mobile application. This innovation aims to enhance user accessibility and streamline operations, potentially bringing a new layer of efficiency to the trading and investment process.

We plan to have tokenized securities offered on a Reg CF platform. Companies using the proposed platform would offer tokenized securities to raise capital. We do not intend to offer our securities as tokenized securities on the Netcapital platform.

In terms of contingencies, the full logistics of the proposed Reg CF platform have not yet been determined. As we are committed to full compliance with the law, the platform remains contingent on any applicable changes in the regulatory landscape. The tokenized securities offered may be either issuer sponsored or third party sponsored. We anticipate these tokenized securities could include fractionalized RWAs like real estate, and may be expanded in the future to include other assets. In either case, tokenized security ownership may be recorded using on-chain and off-chain database records. If security ownership is recorded on-chain, a capable transfer agent may have to be engaged.

In terms of a timeline, the exact timeline of the expansion plan has not yet been determined.

In terms of material barriers, a significant amount of resources may be spent to create a blockchain-based platform. Furthermore, existing companies on our traditional crowdfunding platform may be hesitant to offer tokenized securities. We hope our partnership with Horizon helps us navigate these issues.

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Consulting Business

Our consulting group, Netcapital Advisors helps companies at all stages to raise capital. Netcapital Advisors provides strategic advice, technology consulting and online marketing services to assist with fundraising campaigns on the Netcapital platform. In the past we also acted as an incubator and accelerator, taking equity stakes in select disruptive start-ups, and we own positions in ten of these Portfolio Companies that we value at approximately $6 million. We have written off our investment in twelve Portfolio Companies and recorded a non-cash loss of more than $19.9 million from our non-cash investment in failed entities. One of these Portfolio Companies was Deuce Drone LLC in which we had an investment/equity interest valued at $2,350,000 Cecilia Lenk, the Chief Executive Officer of Advisors, our wholly owned subsidiary, and a member of our Board of Directors is a member of the board of directors of Deuce Drone LLC. We wrote off the entire value of this investment as of April 30, 2025.

Netcapital Advisors’ services include:

●	investor introductions;
●	online marketing;
●	website design, software and software development;
●	message crafting, including pitch decks, offering pages, and ad creation;
●	strategic advice; and
●	technology consulting.

Broker-Dealer Business

In November 2024, wholly owned subsidiary, Netcapital Securities Inc. received approval from FINRA to become a FINRA-member broker dealer. We believe that by having a registered broker-dealer, it may create opportunities to expand the Company’s revenue base by hosting and generating additional fees from Reg A and Reg D offerings on the Netcapital platform, earning additional fees in connection with offerings that may result from the introduction of clients to other FINRA broker-dealers and expanding our distribution capabilities by leveraging strategic partnerships with other broker-dealers to distribute offerings of issuers that utilize the Netcapital platform to a wider range of investors in order to maximize market penetration and optimize capital raising efforts. Netcapital Securities has been engaged by five issuers seeking to raise capital via a Regulation D offering and one issuer seeking to raise capital via a Regulation A offering.

Industry Regulation

In an effort to enhance economic growth and to democratize access to private investment opportunities, Congress finalized the Jumpstart Our Business Startups Act (JOBS Act) in 2016. Title III of the JOBS Act enabled early-stage companies to offer and sell securities to the general public for the first time. The SEC then adopted Regulation Crowdfunding, or Reg CF, in order to implement the JOBS Act’s crowdfunding provisions.

Reg CF has several important features that changed the landscape for private capital raising and investment. For the first time, this regulation:

●	Allowed the general public to invest in private companies, no longer limiting early-stage investment opportunities to less than 10% of the population;

●	Enabled private companies to advertise their securities offerings to the public (general solicitation); and

●	Conditionally exempted securities sold under Section 4(a)(6) from the registration requirements of the Securities and Exchange Act of 1934.

The SEC had also adopted rules to implement Section 401 of the Jumpstart Our Business Startups (JOBS) Act by expanding Reg A into two tiers

●	Tier 1, for securities offerings of up to $20 million in a 12-month period; and

●	Tier 2, for securities offerings of up to $75 million in a 12-month period.

We are subject, both directly and indirectly, to various laws and regulations relating to our business. If any of the laws are amended, compliance could become more expensive and directly affect our income. We intend to comply with such laws, but new restrictions may arise that could materially adversely affect our Company. Specifically, the SEC regulates our funding portal business, and our funding portal is also a member of FINRA and is regulated by FINRA. We are also subject to the USA Patriot Act of 2001, which contains anti-money laundering and financial transparency laws and mandates various regulations applicable to financial services companies, including standards for verifying client identification at account opening, and obligations to monitor client transactions and report suspicious activities. Anti-money laundering laws outside of the United States contain some similar provisions. We are also subject to additional regulation and supervision of the SEC and FINRA, including without limitation Rule 15c3-1 under the Securities Exchange Act of 1934 (the Uniform Net Capital Rule). The Uniform Net Capital Rule specifies minimum capital requirements intended to ensure the general financial soundness and liquidity of broker-dealers. The Uniform Net Capital Rule prohibits broker-dealers from paying cash dividends, making unsecured advances or loans or repaying subordinated loans if such payment would result in a net capital amount of less than 5% of aggregate debit balances or less than 120% of its minimum dollar requirement. Our failure to comply with these requirements as applicable to us could have a material adverse effect on us.

On April 30, 2025, we conducted our quarterly evaluation of equity investments under Accounting Standards Codification (ASC) Topic 321, Investments – Equity Securities. Based on this review, we identified multiple investments that were impaired and recognized a total impairment expense of approximately $17.9 million and we recorded a total impairment expense of approximately $19.9 million in the year ended April 30, 2025. These impairments were based on qualitative indicators including the resignation of key personnel, cessation of operations, regulatory setbacks, failure to file required annual reports, or technological obsolescence, depending on the specific issuer.

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Broker-Dealer Regulation

The Exchange Act requires that any person who is acting as a broker or dealer register with the SEC. A broker is defined as “any person engaged in the business of effecting transactions in securities for the account of others,” while a dealer is defined as “any person engaged in the business of buying and selling securities for such person’s own account,” in each case, subject to regulatory exceptions. To facilitate our Reg A business and provide securities-related services to clients, we have a registered broker-dealer, Netcapital Securities. Netcapital Securities has been approved for private placements of securities and referral business. Netcapaital Securities has not been approved for custodies of digital asset securities and thus may not hold or control assets. Netcapital Securities as a registered broker-dealer, is subject to regulation, examination, investigation, and disciplinary action.

Since Netcapital Securities became a broker-dealer, it has been required to comply with extensive SEC regulations with respect to its conduct and the processing of transactions. These include requirements related to conduct, financial responsibility, and other requirements such as those that relate to communications, anti-money laundering (AML) and ongoing internal controls and governance. Netcapital Securities also need to comply with extensive SEC regulations with respect to its conduct and its execution and clearance of transactions.

Conduct Requirements

In general, many of the rules that govern broker-dealers stem from antifraud provisions; these requirements are broad in scope and prohibit misstatements or misleading omissions of material facts, and fraudulent or manipulative acts and practices, in connection with the purchase or sale of securities. Specifically, the following rules apply:

●	Section 9(a) prohibits particular manipulative practices regarding securities registered on a national securities exchange.
●	Section 10(b) prohibits the use of “any manipulative or deceptive device or contrivance” in connection with the purchase or sale of any security.
●	Section 15(c)(1) prohibits broker-dealers from effecting transactions in, or inducing the purchase or sale of, any security by means of “any manipulative, deceptive or other fraudulent device” in over-the-counter markets.

Section 15(c)(2) prohibits a broker-dealer from making fictitious quotes in over-the-counter markets

●	Antifraud specific requirements include those related to:
●	Duty of fair dealing (e.g., charging reasonable fees, promptness of executive orders, and disclosing specified material information as well as any conflict of interest);
●	Regulation Best Interest (e.g., a duty to act in the “best interests” of retail customer (defined as natural persons and their legal representatives), which includes certain disclosure and care obligation and compliance obligations as well as maintaining policies and procedures to minimize the effects, if any, of conflicts of interest);
●	Duty of best execution (e.g., a duty of execution requires that based on the circumstances requirement to find the most favorable terms for a customer;
●	Customer confirmation (e.g., at or before the completion of transaction certain information must be provided to customers, including specifics on the sale, the payment that the broker-dealer receives, etc.);
●	Disclosure of credit terms;
●	Restrictions on short sales;
●	Trading during an offering; and
●	Restrictions on insider trading.

Finally, broker-dealers are governed by requirements regulating employees and individuals associated with the broker-dealer.

Liability

Under our arrangements that do not use the services of our broker-dealer subsidiary, Section 12(a)(2) of the Securities Act, which applies to Regulation A, imposes liability for misleading statements not only on the issuers of securities but also on “sellers,” which includes brokers involved in soliciting an offering. Rule 10b-5 under the Exchange Act generally imposes liability on persons who “make” or disseminate misleading statements. Currently, the information presented on our platform is driven by the issuers. Additional liability may arise from as-yet untested provisions such as Section 9(a)(4) of the Exchange Act, discussed above.

Broker-dealers are subject to heightened standards of liability. Not only do broker-dealers have potential liability under Section 12(a)(2) but we also are subject to liability under Rule 10b-5. Broker-dealers may also be subject to liability for failure to comply with SEC and FINRA requirements, including claims that we can be held liable for the behavior of our agents (control person liability), claims regarding unsuitable recommendations, violations of margin rules, breach of contract, common law claims of fraud and various claims under state laws.

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Our Market

The traditional funding model restricts access to capital, investments and liquidity. According to Harvard Business Review, venture capital firms (“VCs”) invest in fewer than 1% of the companies they consider and only 10% of VC meetings are obtained through cold outreach. In addition, only 2% of VC funding went to women-owned firms in 2024, according to PitchBook, while Crunchbase revealed that only 0.4% of startup funding went to black-owned firms.

Furthermore, under the traditional model, the average investor lacked access to early-stage investments. Prior to the JOBS Act, almost 90% of U.S. households were precluded from investing in private deals, per dqydj.com. Liquidity has also been an issue, as private investments are generally locked up until IPO or takeout.

The JOBS Act helped provide a solution to these issues by establishing the funding portal industry, which is currently in its infancy. Title III of the JOBS Act outlines Reg CF, which traditionally allowed private companies to raise up to $1.07 million. In March 2021, regulatory enhancements by the SEC went into effect and increased the limit to $5 million. These amendments increased the offering limits for Reg CF, Reg A and Regulation D, Rule 504 offerings as follows: Reg CF increased to $5 million; Regulation D, Rule 504 increased to $10 million from $5 million; and Reg A Tier 2 increased to $75 million from $50 million.

According to KingsCrowd, the 2021 increase in offering limits has served to boost the attractiveness of Reg CF to later stage issuers. While the previous $1 million cap on annual funding was perceived as too restrictive for capital-intensive companies, $5 million every twelve months can be a viable alternative for companies post seed stage.

Reg CF funding grew from $74.8 million in 2018 to $343.6 million in 2024, an increase of 360%, according to KingsCrowd. Although funding was down from its 2021 peak of $496.1 million, the number of Reg CF raises reached a new high in the final month of 2024 to 569 offerings, above the previous high in March 2022 of 561. The average investment size also increased by 26% in 2024 to $1,500 from $1,190 in the previous year. We believe a significant opportunity exists to disrupt private capital markets via the Netcapital funding portal.

Reg A+ offerings raised $244 million in 2024, an increase of 7.5% from the previous year, according to KingsCrowd. While 61 offerings closed during the year, 34 new offerings were launched. $2 million was the 2024 median Reg A+ raise, while the average raise was $7.7 million. We plan to support Reg A+ raises through our broker-dealer subsidiary, Netcapital Securities.

Our Technology

The Netcapital platform is a scalable, real-time, transaction-processing engine that runs without human intervention, 24 hours a day, seven days a week.

For companies raising capital, the technology provides fully automated onboarding with integrated regulatory filings. Funds are collected from investors and held in escrow until the offering closes. For entrepreneurs, the technology facilitates access to capital at low cost. For investors, the platform provides access to investments in private, early-stage companies that were previously unavailable to the general public. Both entrepreneurs and investors can track and view their investments through their dashboard on netcapital.com. The platform currently has more than 100,000 users.

Scalability was demonstrated in November 2021, when the platform processed more than 2,000 investments in less than two hours, totaling more than $2 million.

Our infrastructure is designed in a way that can horizontally scale to meet our capacity needs. Using Docker containers and Amazon Elastic Container Service, or Amazon ECS, we are able to automate the creation and launch of our production web and application programming interface, or API, endpoints in order to replicate them as needed behind Elastic Load Balancers (ELBs).

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Additionally, all of our public facing endpoints live behind CloudFlare to ensure protection from large scale traffic fluctuations (including DDoS attacks).

Our main database layer is built on Amazon RDS and features a Multi-AZ deployment that can also be easily scaled up or down as needed. General queries are cached in our API layer, and we monitor to optimize very complex database queries that are generated by the API. Additionally, we cache the most complex queries (such as analytics data) in our NoSQL (Mongo) data store for improved performance.

Most of our central processing unit, or CPU, intensive data processing happens asynchronously through a worker/jobs system managed by AWS ElastiCache’s Redis endpoint. This component can be easily fine-tuned for any scale necessary.

The technology necessary to operate our funding portal is licensed from Netcapital Systems LLC, a Delaware limited liability company, of which Jason Frishman, Netcapital Founder, owns a 29% interest, under a license agreement with the Funding Portal. Payments under the licensing agreement amounted to $95,000 and $195,000 in the years ended April 30, 2025 and 2024, respectively.

In June 2025, we entered into a Horizon Software Agreement (the “Agreement”) with Horizon Globex GmbH, a company incorporated in Switzerland (“Horizon”) pursuant to which Horizon granted the Company a royalty free, paid-up, non-exclusive, perpetual, irrevocable, unrestricted license to use the Licensed Software (as defined in the Agreement) with the Company’s branding and image, in the United States to provide capital-raising and secondary trading services to its clients.

In December 2025, we acquired substantially all of Rivetz Corp.’s assets related to its “Rivetz Network” which develops technology combining hardware-based cybersecurity with blockchain services for mobile and other computing devices.

In January 2026, we acquired substantially all of the assets from Iverson Designs that primarily relate to its digital design studio business, including assets which facilitate providing creative services including graphic design, motion graphics, 2D/3D animation, visual effects, and related design and visualization services that incorporate AI-driven design methods.

Proposed Alternative Trading (“ATS”) Relationship

We believe that lack of liquidity is a key issue for investors in private companies in our targeted market. We also recognize that secondary trading of securities in private companies is subject to extensive regulation and oversight. Such regulation and oversight includes, but is not limited to, the need to be a registered broker-dealer that is licensed to operate an ATS, or to partner with an entity that is licensed to do so. In order to try to address what we believe is a large, unmet need, our wholly-owned subsidiary, Netcapital Systems LLC, a Utah limited liability company (“Netcapital UT LLC”), entered into a software license and services agreement on January 2, 2023 (the “Templum License Agreement”) with Templum Markets LLC (“Templum”), to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. We were never able to establish a formal ATS under the Templum License Agreement and accordingly in September 2025, we terminated our relationships and agreements with Templum. Although we do not currently operate or maintain a secondary market for securities of any issuers, and we have no agreements or understandings with any parties to do so, we are, nevertheless, exploring various alternatives to provide issuers and investors on the Netcapital funding portal with the potential for greater distribution and liquidity, for secondary offerings, including engaging a broker dealer that operates an ATS. We believe that such a partnership, if established, could help provide issuers and shareholders with more liquidity for their securities.

Our Netcapital funding portal is currently registered with the SEC and is a member of FINRA. For so long as we continue to operate our Netcapital platform solely for primary offerings by issuers under Reg CF, we believe that we are not required to register under Regulation ATS.

Competitive Advantages

Based upon publicly available information either published on the websites of our peer group (StartEngine Crowdfunding, Inc., Wefunder Inc. and Republic Core LLC) or included in offering statements of issuers hosted on such offering platforms, we believe that we provide the lowest cost solution for online capital raising. We also believe, based upon our facilitated technology platforms, our strong emphasis on customer support, and feedback received from clients that have onboarded to our platform, that our access and onboarding of new clients are superior due to our facilitated technology platforms. Our network continues to rapidly expand as a result of our enhanced marketing and broad distribution to reach new investors. In addition, we believe our recent expansion to allow tokenized securities to be offering by issuers on our funding portal could increase investor interest in offerings on our funding portal.

Our competitors include StartEngine Crowdfunding, Inc., Wefunder Inc. and Republic Core LLC. Given the rapid growth in the industry and its potential to disrupt the multi-billion dollar private capital market, we believe there is sufficient room for multiple players.

Our Strategy

Two major tailwinds are driving accelerated growth in the shift to the use of online funding portals: (i) the COVID-19 pandemic; and (ii) the increase in funding limits under Reg CF. The pandemic drove a rapid need to bring as many processes as possible online. With travel restrictions in place and most people in lockdown, entrepreneurs were no longer able to fundraise in person and have increasingly turned to online capital raising through funding portals.

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There are numerous industry drivers and tailwinds that complement investor demand for access to investments in private companies. To capitalize on these, our strategy is to:

●	Generate New Investor Accounts. Growing the number of investor accounts on our platform is a top priority. Investment dollars continuing to flow through our platform is a key revenue driver. When issuers advertise their offerings, they are generating new investor accounts for us at no cost to Netcapital. We plan to supplement our issuers’ spend on advertising by increasing our online marketing spend as well, which may include virtual conferences going forward.

●	Hire Additional Business Development Staff. We seek to hire additional business development staff to generate new crowdfunding clients and other issuers of securities on our platform.

●	Increase the Number of Companies on Our Platform via Marketing. When a new company lists on our platform, they bring their customers, supporters, and brand ambassadors as new investors to Netcapital. We plan to increase our marketing budget to help grow our portal clients. Our marketing will also emphasize our recent expansion of allowing issuers to offer tokenized securities on our platform.

●	Invest in Technology. Technology is critical to everything that we do. We plan to invest in developing innovative technologies that enhance our platform and allow us to pursue additional service offerings. Our recent acquisitions of blockchain related assets we made to allow for the expansion of our platform to allow for issuers to offer tokenized securities on our funding portal in the future. We believe investors will find these offerings attractive as tokenization fractional ownership and secondary trading on blockchain exchanges, allowing investors to buy/sell shares instantly without traditional brokers. Although we do not currently offer secondary trading, the perceived liquidity of these assets on blockchain exchanges could increase interest in the offerings on the funding portal.

●	Accelerate Our Advisory Portfolio Clients. Although we wrote off investments of twelve of our Advisory Portfolio Clients in which we held equity interests as of April 30, 2025, we still have equity interests in ten of these Advisory Portfolio Clients that we value at approximately $6 million. These Advisory Portfolio Clients and our equity interests in such clients represent potential upside for our shareholders. We will conduct quarterly review of our equity investments in accordance with ASC 321 and we may need to impair some or all of our remaining equity interests in the future. We seek to assist our advisory clients.

●	Expand Internationally. We believe there is a significant opportunity to expand into Europe and Asia as an appetite abroad grows for U.S. stocks.

●	Provide a secondary trading feature. We believe that lack of liquidity is a key issue for investors in private companies in our targeted market. Accordingly, we are exploring ways in which we can provide our clients with the ability to access a secondary trading feature. In January 2023, we entered into the Templum License Agreement to provide issuers and investors on the Netcapital platform with the potential for greater distribution and liquidity. We were never able to establish a formal ATS under the Templum License Agreement and accordingly in September 2025, we terminated our relationships and agreements with Templum. Although we do not currently operate or maintain a secondary market for securities of any issuers, and we have no agreements or understandings with any parties to do so, we are, nevertheless, exploring various alternatives to provide issuers and investors on the Netcapital funding portal with the potential for greater distribution and liquidity, for secondary offerings, including engaging a broker dealer that operates an ATS. We believe that such a partnership, if established, would also ultimately increase demand and share prices.

●	New Verticals Represent a Compelling Opportunity. We operate in a regulated market supported by the JOBS Act. Our model to include Regulation A and Regulation D offerings and was recently expanded to allow issuers to offer tokenized securities on our platform.

●	Broker-Dealer License. In November 2024, our wholly-owned subsidiary, Netcapital Securities Inc. received approval to become a FINRA-member broker dealer. We believe that by having a registered broker-dealer, it may create opportunities to expand the Company’s revenue base by hosting and generating additional fees from Reg A and Reg D offerings on the Netcapital platform, earning additional fees in connection with offerings that may result from the introduction of clients to other FINRA broker-dealers and expanding our distribution capabilities by leveraging strategic partnerships with other broker-dealers to distribute offerings of issuers that utilize the Netcapital platform to a wider range of investors in order to maximize market penetration and optimize capital raising efforts.

●	Expand Internationally. We believe there is a significant opportunity to expand into Europe and Asia as an appetite abroad grows for U.S. stocks.

Our Management

Our management team is experienced in finance, technology, entrepreneurship, and marketing.

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Rich Wheeless is our Chief Executive Officer (“CEO”) and a director. He previously served as Chairman & CEO of ParcelPal Logistics, Inc., from March 2020 to December 2025 and prior to this as the CFO of the publicly traded company Taal Distributed Information Technologies Inc. He holds a BS in Finance from Miami University and an MBA with honors from Otterbein University. Mr. Wheeless is an experienced C-suite operator spanning across numerous industries in both the public and private sector, including multiple exits to publicly traded companies of private companies he has co-founded.

Coreen Kraysler, CFA, is our Chief Financial Officer (“CFO”). With over 30 years of investment experience, she was formerly a Senior Vice President and Principal at Independence Investments, where she managed several 5-star rated mutual funds and served on the Investment Committee. She also worked at Eaton Vance as a Vice President, Equity Analyst on the Large and Midcap Value teams. She received a B.A. in Economics and French, cum laude from Wellesley College and a Master of Science in Management from MIT Sloan.

Jason Frishman is our Founder and former Chief Executive Officer of our funding portal subsidiary, Netcapital Funding Portal Inc. Mr. Frishman founded Netcapital Funding Portal Inc. to help reduce the systemic inefficiencies that early-stage companies face in securing capital. He currently holds advisory positions at leading organizations in the financial technology ecosystem and has spoken as an external expert at Morgan Stanley, University of Michigan, Young Presidents’ Organization (YPO), and others. Mr. Frishman has a background in the life sciences and previously conducted research in medical oncology at the Dana Farber Cancer Institute and cognitive neuroscience at the University of Miami, where he graduated summa cum laude with a B.S. in Neuroscience.

Corporate Information

The Company was incorporated in Utah in 1984 as DBS Investments, Inc. (“DBS”). DBS merged with Valuesetters L.L.C. in December 2003 and changed its name to Valuesetters, Inc. In November 2020, the Company purchased Netcapital Funding Portal Inc. from Systems-DE and changed the name of the Company from Valuesetters, Inc. to Netcapital Inc. In November 2021, the Company purchased MSG Development Corp.

Attached below is an organization chart for the Company as of the date of this prospectus:

Implications of Being a Smaller Reporting Company

We have elected to take advantage of certain of the reduced reporting requirements in our filings with the Securities and Exchange Commission. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our common stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Recent Developments

Plans to Expand Platform

On November 19, 2025, the Company announced plans to expand its platform to include support for compliant blockchain-based digital assets, amid accelerating interest in tokenized securities and tokenized real-world assets (RWAs) like real estate.

Rivetz Asset Purchase

On December 3, 2025, we purchased substantially all of Rivetz Corp.’s (“Rivetz”) assets related to its “Rivetz Network” which develops technology combining hardware-based cybersecurity with blockchain services for mobile and other computing devices pursuant to an asset purchase agreement for 950,000 shares of our common stock, par value $0.001 per share.

While we believe the Rivetz Network assets and related technology may enhance our ability to support offerings of tokenized securities under existing registration exemptions, we expect that generating revenues from these capabilities will require additional development, integration, compliance and commercialization efforts. These efforts may require additional financial resources, including funding for personnel, technology development, third-party service providers, and legal and regulatory compliance. We may seek additional capital to fund these efforts and there can be no assurance that such financing will be available on acceptable terms, or at all, or that we will generate revenues from these capabilities.

Kay Resignation and Separation Agreement

On December 3, 2025, Martin Kay resigned as our Chief Executive Officer, director and all other officer, director, board and committee positions with us.

Appointment of Chief Executive Officer and General Counsel

On December 7, 2025, we appointed Rich Wheeless as our Chief Executive Officer and Kevin Kilduff as our General Counsel.

Iverson Design Asset Purchase

On January 2, 2026, we entered into an Asset Purchase Agreement with Iverson Design, LLC (“Iverson Design”) pursuant to which we acquired substantially all of the intellectual property and digital design assets of Iverson Design, including software, digital content, websites, domain names, and related intellectual property. The purchase price consisted of the issuance of 980,000 shares of our common stock. The shares were valued using our closing stock price of $0.6587 per share on January 2, 2026, resulting in a total acquisition value of $645,526.

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ABOUT THIS OFFERING

This prospectus relates to the offer and resale by the Selling Shareholders of up to 1,879,090 shares of Common Stock, including 1,760,340 shares of Common Stock issuable upon the exercise of the Warrants. All of the Shares, if and when sold, will be sold by the Selling Shareholders. The Selling Shareholders may sell the Shares from time to time at prevailing market prices or at privately negotiated prices.

Shares offered by the Selling Shareholders:

Up to 1,879,090 shares of Common Stock consisting of: (A) 118,750 June 2025 Shares and (B) up to 1,760,340 shares of Common Stock issuable upon the exercise of (i) 114,068 shares of Common Stock upon exercise of the A-5 Warrants; (ii) 9,144 shares of Common Stock issuance upon exercise of the A-6 Warrants; (iii) 20,315 shares of Common Stock issuance upon exercise of the January 2025 Placement Agent Warrants; (iv) 79,558 shares of Common Stock issuance upon exercise of the A-7 Warrants; (v) 79,558 shares of Common Stock issuance upon exercise of the A-8 Warrants; (vi) 714,286 shares of Common Stock upon exercise of the July 2025 Investor Warrants #1; (vii) 53,571 shares of Common Stock issuable upon exercise of the July 2025 Placement Agent Warrants #1; (viii) 641,712 shares of Common Stock upon exercise of the July 2025 Investor Warrants #2; (ix) 48,128 shares of Common Stock issuable upon exercise of the July 2025 Placement Agent Warrants #2.

Shares of Common Stock outstanding after completion of this offering (assuming full exercise of the Warrants that are exercisable for the Warrant Shares offered hereby):	9,608,239 shares(1)

Use of proceeds:	We will not receive any proceeds from any sale of the Shares by the Selling Shareholders. We will receive proceeds in the event that any of the Warrants are exercised at the exercise prices per share for cash which would result in gross proceeds of approximately $9.21 million if all such Warrants are exercised for cash. Any proceeds that we receive from the exercise of the Warrants will be used for working capital and other general corporate purposes, including investments in sales and marketing in the United States and internationally. See “Use of Proceeds.”

Risk factors:

An investment in the shares of Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 11, other information in this prospectus and in the documents incorporated by reference herein for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations

NASDAQ symbol:	NCPL

(1)	The number of shares of Common Stock to be outstanding immediately after this offering is based on 7,847,899 shares of Common Stock outstanding as of March 24, 2026, and excludes, as of such date:

●	37,826 shares of common reserved for future issuance under our 2021 Equity Incentive Plan and our 2023 Omnibus Equity Incentive Plan, as amended by the Plan Amendments;

●	1,445,132 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $5.70 per share (including options granted following the Plan Amendments); and

●	556,973 shares of common stock issuable upon the exercise of stock warrants outstanding at a weighted average exercise price of $24.72 per share;

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus, the accompanying prospectus and the information and documents incorporated by reference. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and the subsequent reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be adversely effected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Wells Notice

We are involved in an ongoing SEC investigation, which could divert management’s focus, result in substantial investigation expenses and have an adverse impact on our reputation, financial condition, results of operations and cash flows

On March 4, 2026, the Company and certain of our current and former officers and other parties associated with us, including the Company’s former Chief Executive Officer and director and current consultant of the Company, Coreen Kraysler, Chief Financial Officer of the Company, John Fanning Sr., husband of Coreen Kraysler and advisor to the Company, Cecilia Lenk, director of the Company and Chief Executive Officer of the Company’s Netcapital Advisors Inc. subsidiary and Paul Riss, a director of the Company’s Netcapital Funding Portal, Inc. subsidiary, received “Wells Notices” from the staff of the SEC stating that the SEC staff made a preliminary determination to recommend that the SEC file an enforcement action against the Company and the individuals alleging, in the case of the Company violations of Section 17(a) of the Securities Act of 1933 (the “Securities Act”) and Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(3)(B) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rules 10b-5, 12b-20, 12a-1, 13a-11, and 13a-13 thereunder, and in the case of the individuals violations of Section 17(a) of the Securities Act and Sections 10(b) and 13(b)(5) of the Exchange Act and Rules 10b-5, and 13b2-1 thereunder, as well as aiding and abetting the Company in their violations. The Wells Notices informed the Company and the individuals that the SEC Staff has made a preliminary determination to recommend that the SEC file an enforcement action against the Company and each of the individuals that would allege certain violations of the federal securities laws. A Wells Notice is neither a formal allegation nor a finding of wrongdoing. Instead, it is a preliminary determination by the Staff to recommend that the SEC file a civil enforcement action or administrative proceeding against the recipient. Under the SEC’s procedures, a recipient of a Wells Notice has an opportunity to respond in the form of a Wells submission that seeks to persuade the SEC that such an action should not be brought. Accordingly, we intend to make a submission to the Staff in response to the Wells Notice setting forth why the factual record does not support the enforcement action recommended by the Staff all of our transactions and filings were entered into and made in good faith. Although we intend to defend ourselves vigorously should the SEC authorize any legal action that does not comport with our view of the facts, we cannot predict the outcome of any legal action or whether the matters will result in any settlement. The ultimate outcome of the SEC investigation, any legal action by the SEC or any settlement could have a material adverse effect on our financial condition, results of operations and/or cash flows.

[We cannot predict the results of the investigation and the Wells Notice process and any corresponding enforcement action against us and/or any of the identified individuals, and the costs, timing and other potential consequences of responding and complying therewith with any certainty. If the final determination is detrimental to the Company, we may lose business cooperation with our actual and/or potential customers and vendors, and it may be more difficult for the Company to obtain additional financing on favorable terms, if at all. Further, it may become more difficult for the Company to attract and retain key members of management, our board of directors and other key employees. The investigation, including any potential SEC enforcement action, continues to be expensive and disruptive, and the Company is obligated to indemnify each of the individuals for their costs associated with the investigation, the Wells Notices, and any resulting litigation with the SEC or related litigation brought by other parties, which may cause financial distress to the Company. Our insurance, to the extent maintained, may not cover all claims that may be asserted against us or the specified individuals, and we are unable to predict how long the investigation and any potential SEC enforcement action will continue. In addition, because the Company depends on Messrs. Fanning and Riss and Mss. Kraysler and Lenk, the loss of their services may adversely impact the achievement of the Company’s objectives. An unfavorable outcome may have an adverse impact on the Company’s business, financial condition, results of operations, prospects, reputation and/or the Company’s stock price. In addition, Nasdaq has broad discretion and may determine to delist our securities from the Nasdaq Capital Market or other applicable trading market within the U.S. Any proceeding could also negatively impact our reputation among our stakeholders.]

Risks Related to our Financial Position

We recently recognized impairments totaling $19.9 million to the value of several of our portfolio company investments. If we are required to impair the value of additional portfolio companies in the future, it could have a material adverse affect our financial condition and result of operations.

On April 30, 2025, we conducted its quarterly evaluation of equity investments under Accounting Standards Codification (ASC) Topic 321, Investments – Equity Securities. Based on this review, we identified multiple investments that were impaired and recognized a total impairment expense of approximately $17.9 million and we recorded a total impairment expense of approximately $19.9 million in the year ended April 30, 2025. These impairments were based on qualitative indicators including the resignation of key personnel, cessation of operations, regulatory setbacks, failure to file required annual reports, or technological obsolescence, depending on the specific issuer. If we are required to impair the value of additional portfolio companies in the future, it could have a material adverse affect our financial condition and result of operations.

Fluctuations in the Fair Value of Our Portfolio Company Investments Could Cause Significant Volatility in Our Financial Results and May Not Be Indicative of Operating Performance.

We hold minority equity interests in companies, that were received as consideration for services, including equity securities received by our funding portal as a 1% equity fee from issuers that raise capital on our platform. These equity interests are generally illiquid, represent minority positions in early-stage companies, and are not traded on active public markets. Under U.S. GAAP, we measure these securities at fair value based on observable transaction prices when available, with changes in fair value recognized in earnings.

As of October 31, 2025, we owned equity interests in a total of 87 companies. Of these investments, 12 equity securities were determined to be impaired and carried at a fair value of $0. The remaining equity securities had an aggregate fair value of $5,856,700, including $278,440 attributable to issuers that paid a 1% equity fee to the funding portal.

The fair value of these investments may fluctuate materially from period to period due to changes in observable prices, issuer-specific developments, market conditions, and the limited nature of observable transactions for many of these securities. Because many of these investments lack active markets, the prices used to determine fair value may not reflect the amounts we could realize in an actual sale, if any, and declines in fair value could require us to recognize additional losses that materially and adversely affect our results of operations.

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We recently stopped taking equity from portfolio clients, and if we are unable to replace the revenues generated by taking equity in select portfolio clients, it could have a material adverse effect on our financial position and results of operations

We recently stopped taking equity positions in select portfolio clients. We generated $3,440,000 in revenues from consulting services for equity securities in the fiscal year ended April 30, 2024 as compared to $0 in the fiscal year ended April 30, 2025. We have focused on online revenue products in fiscal 2025 and will continue to do so in fiscal 2026. However, if we are unable to replace the revenue we received from taking equity in select portfolio clients, it could have a material adverse effect on our financial position and results of operations.

We have experienced net losses in every fiscal period since July 31, 2023. We cannot assure you that we can or will be able to operate profitably.

We have incurred net losses in every fiscal period since July 31, 2023. During the nine months ended January 31, 2026 and the years ended April 30, 2025 and 2024, we incurred net losses of approximately $7.6 million, $28.3 million and $4.98 million, respectively, on a consolidated basis. There can be no assurance that we will not continue to incur net losses in the future. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress our value and could impair our ability to raise capital, expand our business, or even continue our operations.

Risks Related to our Business

Regulatory and legal uncertainties could harm our business.

From time to time, we may become involved in litigation or regulatory proceedings the ordinary course of our business, including litigation or regulatory proceedings that could be material to our business.

In addition, the securities industry is highly regulated and many aspects of our business involve substantial risk of liability. In past years, there has been an increasing incidence of litigation involving the securities industry, including class action suits that generally seek substantial damages, including in some cases punitive damages. Compliance problems that are reported to federal, state and provincial regulators, exchanges or other self-regulatory organizations by dissatisfied customers are investigated by such regulatory bodies, and, if pursued by such regulatory body or such customers, may rise to the level of arbitration or disciplinary action. We are also subject to periodic regulatory audits and inspections for various federal, self-regulatory and state regulators. Any such audits and inspections could require significant amounts of management time, result in the diversion of significant operational resources, require us to change our business practices or products, result in sanctions being levied against us, including fines and censures, suspension or expulsion from a certain jurisdiction or market or the revocation or limitation of licenses, result in negative publicity, or otherwise harm our business and financial results.

Pending Regulatory Inquiries

Our businesses are heavily regulated by state and federal regulatory agencies as well as the Securities & Exchange Commission, the Nasdaq Stock Market and FINRA. In the current era of heightened regulatory scrutiny of financial institutions, we have incurred increased legal and compliance costs, along with the industry as a whole. Increased regulation also creates increased barriers to entry.

We receive many regulatory inquiries each year in addition to being subject to frequent regulatory examinations. The great majority of these inquiries do not lead to fines or any further action against us. We are routinely the subject of regulatory inquiries regarding subjects including, but not limited to: anti-money laundering, compliance, registration, record-keeping, disclosure and other topics of recent regulatory interest. We have procedures for evaluating whether potential regulatory fines are probable, estimable and material and for updating its contingency reserves and disclosures accordingly. In the current climate, we expect that we may, from time to time, be subject to regulatory fines on various topics on an ongoing basis, as other regulated financial services businesses do. The amount of any fines, or operating restrictions on any or all of our licensed operations, and when and if they will be incurred, typically is impossible to predict given the nature of the regulatory process, and the cost of responding to such inquiries and matters can be significant.

An adverse proceeding or settlement as a result of regulatory inquiries could result in our with the SEC Uniform Net Capital Rule, which specifies minimum capital requirements intended to ensure general financial soundness and adequate liquidity Our failure to maintain the required net capital levels and protect customer assets could potentially result in immediate suspension of securities activities, suspension or expulsion by the SEC or FINRA, restrictions on our ability to expand our existing business or to commence new businesses, and could ultimately lead to the liquidation of our broker-dealer entity and winding down of our broker-dealer business. In addition, adverse proceeding or settlement as a result of regulatory inquiries could result in the loss of our registration as a funding portal at which point we would not be able to help issuers raise capital online which could have a material adverse effect on our business.

Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of our Common Stock or other reasons may in the future cause us to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s attention and the attention and resources of our board of directors (our “Board”) from our business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

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We operate in a highly regulated industry.

We are subject to extensive regulation and failure to comply with such regulation could have an adverse effect on our business. Further, our subsidiary Netcapital Funding Portal, Inc. is registered as a funding portal; and our subsidiary Netcapital Securities is registered as a broker-dealer. As a funding portal and broker-dealer, we have to comply with stringent regulations, and the operation of our funding portal and broker-dealer services exposes us to a significant amount of liability. Furthermore, new lines of business may subject us to other regulatory regimes, such those regulating investment advisers, including the Investment Advisers Act of 1940, if we fail to remain in compliance with certain exemptions. Further we have seen increased regulations in this industry from regulators (both federal and state) and FINRA.

We may be liable for misstatements made by issuers.

Under the Securities Act and the Exchange Act, issuers making offerings through our funding portal may be liable for including untrue statements of material facts or for omitting information that could make the statements misleading. This liability may also extend in Regulation Crowdfunding offerings to funding portals, such as our subsidiary. Further, as a broker-dealer, we may be liable for statements by issuers utilizing our services in connection with Regulation A and Regulation D offerings. Even though due diligence defenses may be available; there can be no assurance that if we were sued we would prevail. Further, even if we do succeed, lawsuits are time consuming and expensive, and being a party to such actions may cause us reputational harm that would negatively impact our business. Moreover, even if we are not liable or a party to a lawsuit or enforcement action, some of our clients have been and will be subject to such proceedings. Any involvement we may have, including responding to document production requests, may be time-consuming and expensive as well.

The market and regulatory framework for tokenized securities and RWAs are nascent and subject to rapid change.

The markets for tokenized securities and RWAs are in the early stages of development and remain subject to considerable uncertainty in terms of market structure, liquidity, and regulation. Blockchain-based trading venues and decentralized exchanges may offer significantly less liquidity, transparency, and regulatory oversight compared to national securities exchanges. This could lead to fragmented markets, inefficient price discovery, and persistent pricing disparities between tokenized and traditional securities.

In addition, the legal and regulatory treatment of tokenized securities and RWAs continues to evolve. U.S. federal and state regulators, as well as international authorities, have provided limited and sometimes incomplete guidance. For example, the SEC has stated that tokenized securities are subject to existing securities laws, while other agencies, such as the CFTC, are still evaluating potential frameworks for digital asset tokenization. In addition, the U.S. Congress continues to consider, but has not yet enacted, proposed legislation that could include provisions that would impact the legal constructs around the tokenization of securities and RWAs inside the United States.

This uncertainty creates regulatory and compliance risk, as future rulemaking, enforcement actions, or shifts in interpretation could impose new obligations or restrictions on our operations, products, or counterparties. It also creates operational risk, as the successful tokenization and trading of tokenized securities and RWAs depend on reliable systems for custody, valuation, and disclosure. Any regulatory change, operational failure, or loss of market confidence could materially and adversely affect our ability to issue or facilitate trading in tokenized securities and RWAs.

Risks Related to our Broker-Dealer Business

If we do not maintain the net capital levels required by regulators, our broker-dealer business may be restricted and we may be fined or subject to other disciplinary or corrective actions.

The SEC, FINRA, and various state regulators have stringent rules with respect to the maintenance of specific levels of net capital by securities broker-dealers. For example, our broker dealer is subject to the SEC Uniform Net Capital Rule, which specifies minimum capital requirements intended to ensure general financial soundness and adequate liquidity. Our failure to maintain the required net capital levels and protect customer assets could potentially result in immediate suspension of securities activities, suspension or expulsion by the SEC or FINRA, restrictions on our ability to expand our existing business or to commence new businesses, and could ultimately lead to the liquidation of our broker-dealer entities and winding down of our broker-dealer business. If such net capital rules are changed or expanded, if there is an unusually large charge against net capital, or if we make changes in our business operations that increase our capital requirements, capital-intensive operations could be limited. A large operating loss or charge against net capital could adversely affect our ability to maintain or expand our business.

Risks Related to Tokenization and our Services

The market for securities and real-world asset tokenization is highly competitive and fragmented.

The market for tokenization of securities and RWAs is highly competitive, rapidly evolving, and fragmented. Numerous established financial institutions, fintech companies, and emerging blockchain platforms are seeking to develop and commercialize tokenization products and services. While we believe our technology, experienced personnel, and reputation with customers provide competitive advantages, there can be no assurance that we will be able to achieve or maintain the market position we anticipate. Some of our competitors currently or may in the future have significantly greater financial, technical, and marketing resources, broader customer bases, and longer operating histories. As competition intensifies, we may be required to increase expenditures on research and development, marketing, or incentives, which could adversely affect our profitability. If we are unable to differentiate our offerings or maintain customer confidence in our platform, our growth prospects, financial condition, and results of operations could be materially and adversely affected.

Tokenization of securities and RWAs involves novel technological, operational, and cybersecurity risks.

Our efforts to tokenize securities and RWAs rely on emerging technologies that are untested at scale and subject to significant uncertainty. These activities expose us to risks including technological and operational risk, as blockchain networks, smart contracts, and related infrastructure may fail, contain errors, or become obsolete; (iii) cybersecurity and fraud risk, as tokenized assets and underlying blockchains may be targeted by malicious actors, subject to vulnerabilities, or used in connection with illicit activity; and (iv) valuation and volatility risk, as tokenized securities and RWAs may not maintain or increase in value and may be difficult to price accurately.

Transaction fees, network congestion, or failures in smart contract code could also impair our ability to support tokenized securities and RWAs. Any such technological or operational failures could lead to financial losses, customer disputes, or reputational damage, and could materially and adversely affect our business and prospects

Risks Related to our Common Stock and the Resale of the Shares

Our ability to have our securities traded on the Nasdaq Capital Market is subject to us meeting applicable listing criteria. We are not currently in compliance rule. Failure to regain or maintain compliance with this, or other Nasdaq listing criteria could cause our common stock to be delisted which could have a material adverse effect on our shareholders

We are currently listed on the Nasdaq Capital Market, a national securities exchange. Nasdaq requires companies desiring to list their common stock to meet certain listing criteria including total number of shareholders: minimum stock price, total value of public float, and in some cases total shareholders’ equity and market capitalization. Our failure to meet such applicable listing criteria could prevent us from listing our common stock on Nasdaq. In the event we are unable to have our shares traded on Nasdaq, our common stock could potentially trade on the OTCQX or the OTCQB, each of which is generally considered less liquid and more volatile than Nasdaq. Our failure to have our shares traded on the Nasdaq could make it more difficult for you to trade our shares, could prevent our common stock trading on a frequent and liquid basis and could result in the value of our common stock being less than it would be if we were able to list our shares on Nasdaq.

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On February 4, 2026, we received written notice from Nasdaq that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price of our common stock had been below $1.00 per share for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810, we have a period of 180-calendar days, or until August 3, 2026, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during this 180-calendar day period. In the event we do not regain compliance by August 3, 2026, we may be eligible for an additional 180-calendar day grace period so long as we meet The Nasdaq Capital Market continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement and notify Nasdaq in writing of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we do not qualify for or fail to regain compliance during the second compliance period, then Nasdaq will notify us of its determination to delist our common stock, at which point we would have an option to appeal the delisting determination to a Nasdaq hearings panel. We intend to actively monitor the closing bid price of our common stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price under the Nasdaq Listing Rules.

If we are unable to regain compliance with the Nasdaq minimum bid price requirement and Nasdaq delists our common stock and warrants and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our common stock;

●	the number of investors in general that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

The Selling Shareholders may choose to sell the Shares at prices below the current market price.

The Selling Shareholders are not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market prices could adversely affect the market price of our Common Stock.

A large number of shares of Common Stock may be sold in the market following this offering, which may significantly depress the market price of our Common Stock.

The Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of Common Stock may be sold in the public market following this offering. If there are significantly more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell Common Stock.

Neither we nor the Selling Shareholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus, including the documents incorporated by reference herein and therein. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. Neither we nor the Selling Shareholders have authorized any other party to provide you with information concerning us or this offering, and recipients should not rely on this information.

You may experience future dilution as a result of issuance of the Shares, future equity offerings by us and other issuances of our Common Stock or other securities. In addition, the issuance of the Shares and future equity offerings and other issuances of our Common Stock or other securities may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share as prior issuances of Common Stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the prices per share per share. ln addition, the exercise price of the Warrants for the Warrant Shares may be or greater than the price per share previously paid by certain investors. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the issuance of the Shares and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

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LEGAL PROCEEDINGS

From time to time, we may become involved in litigation or regulatory proceedings the ordinary course of our business, including litigation or regulatory proceedings that could be material to our business

In addition, the securities industry is highly regulated and many aspects of our business involve substantial risk of liability. In past years, there has been an increasing incidence of litigation involving the securities industry, including class action suits that generally seek substantial damages, including in some cases punitive damages. Compliance problems that are reported to federal, state and provincial regulators, exchanges or other self-regulatory organizations by dissatisfied customers are investigated by such regulatory bodies, and, if pursued by such regulatory body or such customers, may rise to the level of arbitration or disciplinary action. We are also subject to periodic regulatory audits and inspections for various federal, self-regulatory and state regulators. Any such audits and inspections could require significant amounts of management time, result in the diversion of significant operational resources, require us to change our business practices or products, result in sanctions being levied against us, including fines and censures, suspension or expulsion from a certain jurisdiction or market or the revocation or limitation of licenses, result in negative publicity, or otherwise harm our business and financial results.

Pending Regulatory Inquiries

Our businesses are heavily regulated by state and federal regulatory agencies as well as the Securities & Exchange Commission, the Nasdaq Stock Market and FINRA. In the current era of heightened regulatory scrutiny of financial institutions, we have incurred increased legal and compliance costs, along with the industry as a whole. Increased regulation also creates increased barriers to entry.

We receive many regulatory inquiries each year in addition to being subject to frequent regulatory examinations. The great majority of these inquiries do not lead to fines or any further action against us. We are routinely the subject of regulatory inquiries regarding subjects including, but not limited to: anti-money laundering, compliance, registration, record-keeping, disclosure and other topics of recent regulatory interest. We have procedures for evaluating whether potential regulatory fines are probable, estimable and material and for updating its contingency reserves and disclosures accordingly. In the current climate, we expect that we may, from time to time, be subject to regulatory fines on various topics on an ongoing basis, as other regulated financial services businesses do. The amount of any fines, and when and if they will be incurred, typically is impossible to predict given the nature of the regulatory process, and the cost of responding to such inquiries and matters can be significant.

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JUNE 2025 PRIVATE PLACEMENT

On June 10, 2025, we entered into subscription agreements (the “Subscription Agreements”) with ten accredited investors to issue an aggregate of 118,750 shares (the “June 2025 Shares”) of common stock at a purchase price of $4.00 per share (the “Purchase Price”) in a private placement, for gross proceeds of $475,000. We agreed to file a registration statement on providing for the resale of the June 2025 Shares (the “Resale Registration Statement”) within 60 calendar days of the initial closing of the private placement (the “Filing Date”) and to use reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 90 calendar days following the final closing of the private placement date of the Filing Date. Until the shares are sold in accordance with applicable law, the Subscriber agrees to vote the shares in favor of all resolutions us Company to effectuate this obligation. The Subscription Agreements include a price adjustment provision whereby if we issue additional shares at a price lower than the Purchase Price during the period beginning on the date of the Subscription Agreements and prior to the date that is 6-months following the Filing Date, investors will receive additional shares to reflect the lower price, subject to the minimum price as defined under Nasdaq Rule 5635(d) on the date the Subscription Agreements were signed, which was $2.56. We intend to use the net proceeds from the offering for general corporate purposes.

JANUARY 2025 WARRANT INDUCEMENT

On January 9, 2025, we entered into inducement offer letter agreements with certain investors that held certain outstanding warrants to purchase up to an aggregate of 270,861 shares of our common stock originally issued in December 2023 and May 2024 with an exercise price of $10.85 per share, originally at a reduced exercise price of $1.80 per share in partial consideration for the Company’s agreement to issue in a private placement (i) new Series A-5 common stock purchase warrants to purchase up to 361,148 shares of our common stock at an exercise price of $2.07 per share (the “A-5 Inducement Warrants”) and (ii) new Series A-6 common stock purchase warrants to purchase up to 180,574 shares of our common stock at an exercise price of $2.07 per share (the “A-6 Inducement Warrants”) for aggregate gross proceeds of approximately $487,000 from the exercise of the existing warrants, before deducting placement agent fees and other expenses payable by the Company. The transaction closed on January 13, 2025. The A-5 Inducement Warrants are exercisable on July 13, 2025 and expire on July 13, 2030. The A-6 Inducement Warrants are exercisable on July 13, 2025 and expire on January 13, 2027. This transaction closed on January 13, 2025. H.C. Wainwright was the exclusive agent for transaction for which we paid them a cash fee equal to 7.5% from the exercise of the Series A-2 warrant at the reduced exercise price and a management fee equal to 1.0% of such aggregate gross proceeds. We also issued warrants to designees of H.C. Wainwright to purchase up to 20,315 shares of our common stock at an exercise price of $2.25 per share (the “January 2025 Placement Agent Warrants”).

MARCH 2025 WARRANT INDUCEMENT

On March 5, 2025, we entered into inducement offer letter agreements with certain investors that held certain outstanding warrants to purchase up to an aggregate of 79,558 shares of our common stock originally issued in December 2023 and May 2024 with an exercise price of $8.74 per share, originally at a reduced exercise price of $1.80 per share in partial consideration for the Company’s agreement to issue in a private placement (i) new Series A-7 common stock purchase warrants to purchase up to 79,558 shares of our common stock at an exercise price of $2.03 per share (the “A-7 Inducement Warrants”) and (ii) new Series A-8 common stock purchase warrants to purchase up to 79,558 shares of our common stock at an exercise price of $2.03 per share (the “A-6 Inducement Warrants”) for aggregate gross proceeds of approximately $143,200 from the exercise of the existing warrants, before deducting expenses payable by us. The transaction closed on March 6, 2025. The A-7 Inducement Warrants are exercisable on September 5, 2025 and expire on September 5, 2030. The A-8 Inducement Warrants are exercisable on September 5, 2025 and expire on March 5, 2027.

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JULY 2025 REGISTERED DIRECT OFFERING AND CONCURRENT PRIVATE PLACEMENT #1

On July 2, 2025, we entered into a securities purchase agreement (the “July 2025 Purchase Agreement #1”) with certain institutional investors, pursuant to which we agreed to sell 714,286 shares (the “July 2025 Shares #1”) of our common stock, at a purchase price of $7.00 per share (the “July 2025 Offering #1”) for gross proceeds of approximately $5 million, prior to deducting placement agent’s fees and other offering expenses payable by us. We intend to use approximately $320,000 of the net proceeds received by us from this offering for the repayment of outstanding promissory notes and the remainder for general corporate and working capital purposes The shares were offered pursuant to our shelf registration statement on Form S-3 (File No. 333-267921), which was declared effective by the Securities Exchange Commission on October 26, 2022.

Concurrently with the sale of July 2025 Shares #1 pursuant to the July 2025 Purchase Agreement #1 in a private placement, for each share of Common Stock purchased by the investors, such investors received an unregistered warrant (the “July 2025 Investor Warrants #1”) to purchase one share of Common Stock, or 714,286 shares in the aggregate (the “July 2025 Investor Warrant Shares #1”). The July 2025 Investor Warrants #1 have an exercise price of $6.88 per share, and are exercisable immediately upon issuance for a twenty-four month period following the date of effectiveness of this registration statement.

The closing of the sales of these securities under the Purchase Agreement took place on July 7, 2025.

Pursuant to an engagement letter agreement, dated as of November 7, 2024, as amended on each of January 21, 2025, April 2, 2025, April 9, 2025 and July 2, 2025, we engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent (the “Placement Agent’) in connection with July 2025 Offering #1. Under the terms of the engagement letter agreement, the Placement Agent has agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the July 2025 Offering #1. We paid the Placement Agent an aggregate cash fee equal to 7.5% of the gross proceeds from the sale of securities in the Offering and a management fee equal to 1.0% of the gross proceeds raised in the Offering. We issued the Placement Agent’s designees warrants (the “July 2025 Placement Agent Warrants #1”) to purchase up to 7.5% of the aggregate number of July 2025 Shares #1, or warrants to purchase up to 53,571 shares of Common Stock, at an exercise price equal to 125.0% of the offering price per share of Common Stock, or $8.75 per share. In addition, upon the cash exercise of July 2025 Investor Warrants #1, we also agreed to issue the Placement Agent (or its designees) additional Placement Agent Warrants to purchase an amount of shares of Common Stock equal to 7.5% of the aggregate number of July 2025 Warrants Shares #1 issued upon cash exercise of the July 2025 Warrants #1. The July 2025 Placement Agent Warrants #1 are (or will be) exercisable immediately upon issuance for a period of five years following the commencement of the sales pursuant to the July 2025 Offering #1.

JULY 2025 REGISTERED DIRECT OFFERING AND CONCURRENT PRIVATE PLACEMENT #2

On July 16, 2025, we entered into a securities purchase agreement (the “July 2025 Purchase Agreement #2”) with certain institutional investors, pursuant to which we agreed to sell 641,712 shares (the “July 2025 Shares #2”) of our common stock, at a purchase price of $4.675 per share (the “July 2025 Offering #2”) for gross proceeds of approximately $3 million, prior to deducting placement agent’s fees and other offering expenses payable by us. We intend to use approximately $250,000 of the net proceeds received by us from this offering for the repayment of outstanding promissory notes and the remainder for general corporate and working capital purposes The shares were offered pursuant to our shelf registration statement on Form S-3 (File No. 333-267921), which was declared effective by the Securities Exchange Commission on October 26, 2022.

Concurrently with the sale of July 2025 Shares #2 pursuant to the July 2025 Purchase Agreement #2 in a private placement, for each share of Common Stock purchased by the investors, such investors received an unregistered warrant (the “July 2025 Investor Warrants #2”) to purchase one share of Common Stock, or 641,712 shares in the aggregate (the “July 2025 Investor Warrant Shares #2”). The July 2025 Investor Warrants #2 have an exercise price of $4.55 per share, and are exercisable immediately upon issuance for a twenty-four month period following the date of effectiveness of this registration statement.

The closing of the sales of these securities under the Purchase Agreement took place on July 17, 2025.

Pursuant to an engagement letter agreement, dated as of November 7, 2024, as amended on each of January 21, 2025, April 2, 2025, April 9, 2025 and July 2, 2025, we engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent (the “Placement Agent’) in connection with July 2025 Offering #2. Under the terms of the engagement letter agreement, the Placement Agent has agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the July 2025 Offering #2. We paid the Placement Agent an aggregate cash fee equal to 7.5% of the gross proceeds from the sale of securities in the Offering and a management fee equal to 1.0% of the gross proceeds raised in the July 2025 Offering #2. We issued the Placement Agent’s designees warrants (the “July 2025 Placement Agent Warrants #2”) to purchase up to 7.5% of the aggregate number of July 2025 Shares #2, or warrants to purchase up to 48,128 shares of Common Stock, at an exercise price equal to 125.0% of the offering price per share of Common Stock, or $5.8438 per share. In addition, upon the cash exercise of July 2025 Investor Warrants #2, we also agreed to issue the Placement Agent (or its designees) additional Placement Agent Warrants to purchase an amount of shares of Common Stock equal to 7.5% of the aggregate number of July 2025 Warrants Shares #2 issued upon cash exercise of the July 2025 Warrants #2. The July 2025 Placement Agent Warrants #2 are (or will be) exercisable immediately upon issuance for a period of five years following the commencement of the sales pursuant to the July 2025 Offering #2.

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SELLING SHAREHOLDERS

The Shares being offered by the Selling Shareholders are the June 2025 Shares and those issuable upon the exercise of the Warrants. For additional information regarding the issuance of the June 2025 Shares, the Warrants and the Warrant Shares, see “June 2025 Private Placement,” “January 2025 Warrant Inducement.” March 2025 Warrant Inducement,” “July 2025 Registered Direct Offering and Concurrent Private Placement. #1” and “July 2025 Registered Direct Offering and Concurrent Private Placement. #2” beginning on page 17. We are registering the June 2025 Shares and the Warrant Shares issuable upon exercise of the Warrants in order to permit the Selling Shareholders to offer such shares for resale from time to time. Except for the ownership of the June 2025 Shares and the Warrants, none of the Selling Shareholders have had any material relationship with us within the past three (3) years except as set forth below.

The following table sets forth certain information with respect to each Selling Shareholder, including (i) the shares of Common Stock beneficially owned by the Selling Shareholder prior to this offering, (ii) the number of Shares, being offered by the Selling Shareholder pursuant to this prospectus and (iii) the Selling Shareholder’s beneficial ownership after completion of this offering. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the shares of our securities, as of March 24, 2026, assuming full exercise of all Warrants held by the selling stockholders on that date, without regard to any limitations on exercise. The registration of the Shares, including the June 2025 Share and the Shares issuable to the Selling Shareholders upon the exercise of the Warrants, does not necessarily mean that the Selling Shareholders will sell all or any of such shares, but the number of shares of Common Stock and percentages set forth in the final two columns below assume that all shares of Common Stock being offered by the Selling Shareholders are sold. The final two columns also assume the exercise of all of the Warrants held by the Selling Shareholders as of March 24, 2026, without regard to any limitations on exercise described in this prospectus or in the Warrants. See “Plan of Distribution.”

The table is based on information supplied to us by the Selling Shareholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a Selling Shareholder and the percentage ownership of that Selling Shareholder, shares of Common Stock subject to warrants held by that Selling Shareholder that are exercisable for shares of Common Stock within 60 days after March 24, 2026, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other stockholder.

This prospectus covers the resale of up to an aggregate of 1,879,090 shares of Common Stock, consisting of: (A) 118,750 June 2025 Shares and (B) up to 1,760,340 shares of Common Stock issuable upon the exercise of: (i) 114,068 shares of Common Stock upon exercise of the A-5 Warrants; (ii) 9,144 shares of Common Stock issuance upon exercise of the A-6 Warrants; (iii) 20,315 shares of Common Stock issuance upon exercise of the January 2025 Placement Agent Warrants; (iv) 79,558 shares of Common Stock issuance upon exercise of the A-7 Warrants; (v) 79,558 shares of Common Stock issuance upon exercise of the A-8 Warrants; (vi) 714,286 shares of Common Stock upon exercise of the July 2025 Investor Warrants #1; (vii) 53,571 shares of Common Stock issuable upon exercise of the July 2025 Placement Agent Warrants #1; (viii) 641,712 shares of Common Stock upon exercise of the July 2025 Investor Warrants #2; (ix) 48,128 shares of Common Stock issuable upon exercise of the July 2025 Placement Agent Warrants #2. See “June 2025 Private Placement,” “January 2025 Warrant Inducement,” “March 2025 Warrant Inducement,” “July 2025 Registered Direct Offering and Concurrent Private Placement. #1” and “July 2025 Registered Direct Offering and Concurrent Private Placement. #2” beginning on page 17. “July 2025 Registered Direct Offering and Concurrent Private Placement #1” and “July 2025 Registered Direct Offering and Concurrent Private Placement #2” beginning on page 17 of this prospectus for further details relating to the June 2025 Shares, the Warrant Shares and the Warrants.

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Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(1)	Number of Shares of Common Stock Beneficially Owned After Offering(2)		Percentage Beneficially Owned After Offering(2)
Brian Begin(3)	3,750		3,750	-		*
Cole Angello(4)	5,000		5,000	-		*
James Adams(5)	12,500		12,500	-		*
CSF Consulting LLC(6)	50,000		50,000	-		*
Adam Langer(7)	8,750		8,750	-		*
James Allen(8)	12,500		12,500	-		*
Jeffery Baird(9)	12,500		12,500	-		*
Pallavi Cherukpally(10)	2,500		2,500	-		*
Pavel Katsuk(11)	5,000		5,000	-		*
John Darden(12)	6,250		6,250	-		*
Intracoastal Capital LLC (13)	564,207	(14)	564,207	-		*
3i LP (15)	500,341	(16)	499,619	722	(17)	*
Lind Global Fund II LP (18)	360,396	(19)	360,596	-	(20)	*	%
Hudson Bay Master Fund Ltd. (20)	213,904	(21)	213,904	-		*
Michael Vasinkevich (22)	104,102	(23)	78,241	25,861	(24)	*
Noam Rubinstein (22)	51,138	(25)	38,434	12,704	(26)	*
Craig Schwabe (22)	5,480	(27)	4,118	1,362	(28)	*
Charles Worthman (22)	1,625	(29)	1,362	404	(30)	*

*	Less than 1%

(1)	Represents shares of Common Stock owned by the Selling Shareholders either (i) directly or (ii) upon full exercise of the Warrants offered hereby.

(2)	The number of shares owned and the percentage of beneficial ownership after this offering set forth in these columns are based on 9,608,239 shares of Common Stock, which includes 7,847,899 shares of Common Stock outstanding as of March 24, 2026 and assumes full exercise of the Warrants that are exercisable for the 1,760,340 Warrant Shares offered hereby. The calculation of beneficial ownership reported in such columns takes into account the effect of the Beneficial Ownership Limitations in any warrants held by the Selling Shareholders after this offering. We do not know when or in what amounts a Selling Shareholder may offer shares for sale. The Selling Shareholders may choose not to sell any or all of the shares offered by this prospectus. Because the Selling Shareholders may offer all or some of the Shares pursuant to this offering, we cannot estimate the number of the Shares that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the Shares covered by this prospectus will be sold by the Selling Shareholders and that the Selling Stockholders do not acquire beneficial ownership of any additional shares.

(3)	The address of the selling shareholder 3025 Beaufort Ct, North Las Vegas NV 89032

(4)	The address of the selling shareholder 3119 A Street, Katy, TX 77493

(5)	The address of the selling shareholder 944 Willowleaf Dr. #2302, San Jose, CA 95128

(6)	Adam Malan, Manager is the natural person with voting and investment control over the securities reported herein. The address of the selling shareholder is 10297 Sweet Fennel Drive, Las Vegas, NV 89135

(7)	The address of the selling shareholder 55 Walbin Court, Fairfield, CT 06824

(8)	The address of the selling shareholder 237 Deer Trail Ave., Carbondale, CO 81623

(9)	The address of the selling shareholder 1133 Custer Ave., Ogden, UT 84404

(10)	The address of the selling shareholder 707 1st Street S, Apt 102, Jacksonville Beach, FL 32250

(11)	The address of the selling shareholder 9101 W. Sahara Ave., Suite 105, Las Vegas NV 89117

(12)	The address of the selling shareholder PO Box 64602, Lubbock, TX 79464

(13)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. The address of Intracoastal is 245 palm Trail, Delray Beach, FL 33483.

(14)	Common stock beneficially owned prior to this offering consists of (i) 18,288 A-5 Inducement Warrant Shares being offered by the selling shareholder pursuant to this prospectus; (ii) 9,144 A-6 Inducement Warrant Shares being offering by the selling shareholder pursuant to this prospectus; (iii) 17,497 A-7 Inducement Warrant Shares being offered by the selling shareholder pursuant to this prospectus; (iv) 17,497 A-8 Inducement Warrant Shares being offered by the selling shareholder pursuant to this prospectus; (v) 287,877 Investor Warrant Shares #1 being offered by the selling shareholder pursuant to this prospectus and (vi) 213,904 Investor Warrant Shares #2 being offered by the selling shareholder pursuant to this prospectus.

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(15)	3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer The address of 3i LP is 2 Wooster St. FL 2 New York NY 10013.

(16)	Common stock beneficially owned prior to this offering consists of (i) 285,715 Investor Warrant Shares #1 being offered by the selling shareholder pursuant to this prospectus; (iii) 213,904 Investor Warrant Shares #2 being offered by the selling shareholder pursuant to this prospectus (iii) 722 shares of common stock under presently exercisable warrants.

(17)	Common stock beneficially owned following the offering includes 722 shares of common stock underlying presently exercisable warrants.

(18)	Jeff Easton, the managing member of Lind Global Partners II LLC, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Fund II LP. The address of Lind Global Fund II LP is 444 Madison Ave, Floor 41 New York, NY 10022.

(19)	Common stock beneficially owned prior to this offering consists of (i) 157,257 shares of common stock (ii) 95,780 A-5 Inducement Warrant Shares being offered by the selling shareholder pursuant to this prospectus; (iii) 62,061 A-7 Inducement Warrant Shares being offered by the selling shareholder pursuant to this prospectus; (iv) 62,061 A-8 Inducement Warrant Shares being offered by the selling shareholder pursuant to this prospectus; and (v) 140,694 Investor Warrant Shares #1 being offered by the selling shareholder pursuant to this prospectus.

(20)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd is 290 Harbor Drive, 34d Floor, Stamford, CT 06902.

(21)	Common stock beneficially owned prior to this offering consists of 213,904 Investor Warrant Shares #2 being offered by the selling shareholder pursuant to this prospectus.

(22)	Each of the selling shareholders is affiliated with H.C. Wainwright & Co., LLC, a registered broker dealer with a registered address of c/o H.C. Wainwright & Co., 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The number of shares to be sold in this offering consists of shares of common stock issuable upon exercise of June 2024 Placement Agent Warrants, which were received as compensation for our private placement. The selling shareholder acquired the July 2025 Placement Agent Warrants #1, the July 2025 Placement Agent Warrants #2 and the January Placement Agent Warrants in the ordinary course of business as placement agent for the Company and, at the time such Placement Agent Warrants were acquired, the selling shareholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. H.C. Wainwright & Co. LLC also acted as placement agent for the Company in a May 2024 warrant inducement transaction and December 2023 public offering for which it received compensation.

(23)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus which includes the (i) 34,352 July 2025 Placement Agent Warrant Shares #1 and (ii) 30,862 July 2025 Placement Agent Warrant Shares #2 and (iii) 13,027 January 2025 Placement Agent Warrant Shares, Also includes: (i) May 2024 Placement Agent Warrants to purchase 12,214 shares of common stock; and (ii) December 2023 Placement Agent Warrants to purchase 13,647 shares of common stock.

(24)	Includes: (i) May 2024 Placement Agent Warrants to purchase 12,214 shares of common stock; and (ii) December 2023 Placement Agent Warrants to purchase 13,647 shares of common stock.

(25)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus includes the: (i) 16,875 Placement Agent Warrant Shares #1 and (ii) 15,160 Placement Agent Warrant Shares #2 and (iii) 6,399 January 2025 Placement Agent Warrant Shares. Also includes: (i) May 2024 Placement Agent Warrants to purchase 6,000 shares of common stock; and (ii) the December 2023 Placement Agent Warrants to purchase 6,704 shares of common stock.

(26)	Includes: (i) May 2024 Placement Agent Warrants to purchase 6,000 shares of common stock; and (ii) the December 2023 Placement Agent Warrants to purchase 6,704 shares of common stock.

(27)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus includes the (i) 1,808 July 2025 Placement Agent Warrant Shares #1 and (ii) 1,624 July 2025 Placement Agent Warrant Shares #2 and (iii) 686 January 2025 Placement Agent Warrant Shares. Also includes (i) May 2024 Placement Agent Warrants to purchase 643 shares of common stock, (ii) December 2023 Placement Agent Warrants to purchase 719 shares of common stock

(28)	Includes (i) May 2024 Placement Agent Warrants to purchase 643 shares of common stock, and (ii) December 2023 Placement Agent Warrants to purchase 719 shares of common stock.

(29)	Common stock beneficially owned prior to this offering consists of common stock being offered by the selling shareholder pursuant to this prospectus includes (i) 536 July 2025 Placement Agent Warrant Shares #1; (ii) 482 July 2025 Placement Agent Warrants #2 and (iii) January 2025 Warrants to purchase 203 shares of common stock Also includes (i) May 2024 Placement Agent Warrants to purchase 191 shares of common stock, and (ii) December 2023 Placement Agent Warrants to purchase 213 shares of common stock.

(30)	Includes (i) May 2024 Placement Agent Warrants to purchase 191 shares of common stock, and (ii) December 2023 Placement Agent Warrants to purchase 213 shares of common stock.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders pursuant to this prospectus. We may receive up to approximately $9.21 million in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. We intend to use any net proceeds we receive for working capital and other general corporate purposes, including investments in sales and marketing in the United States and internationally. We have not allocated specific amounts of net proceeds for any of these purposes.

The Selling Shareholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

We cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. In addition, the Warrants are exercisable on a cashless basis after six (6) months from the date of issuance if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Shares. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

See “Plan of Distribution” elsewhere in this prospectus for more information.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of our Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our Board may deem relevant.

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MANAGEMENT

The business and affairs of the Company will be managed by or under the direction of the board of directors of the Company. The following persons are serving as executive officers and directors of the Company as of the date hereof.

Name	Age	Position(s)
Rich Wheeless	46	Chief Executive Officer
Coreen Kraysler	61	Chief Financial Officer
Jason Frishman	32	Founder
Kevin Kilduff	59	General Counsel
Cecilia Lenk	70	Director, CEO of Netcapital Advisors Inc.
Avi Liss	45	Secretary and Director
Steven Geary	58	Director
Arnold Scott	82	Director

Rich Wheeless

Rich Wheeless has served as the Chief Executive Officer of the Company since December 7, 2025. Mr. Wheeless has more than 20 years of financial leadership and corporate management experience across public and private companies. Since February 2020, he has served as Chief Executive Officer and Chief Financial Officer of ParcelPal Logistics Inc., a last-mile delivery and warehousing solutions company. From March 2019 to February 2020, Mr. Wheeless served as Interim Chief Executive Officer of Enrich Media Group. From January 2018 to March 2019, he served as Chief Financial Officer of Taal Distributed Information Technologies Inc., a publicly traded technology company. Since 2014, Mr. Wheeless has served as CFO of Rivetz Corp., a financial security software company. Mr. Wheeless holds an MBA with honors from Otterbein University and a Bachelor of Science in Finance from Miami University.

Coreen Kraysler

Coreen Kraysler has served as the Chief Financial Officer of the Company since September 2017. Ms. Kraysler is a CFA Charterholder with over 30 years of investment experience. Formerly a Senior Vice President and Principal at Independence Investments, she managed several 5-star rated mutual funds as well as institutional accounts and served on the Investment Committee. She also worked at Eaton Vance as a Vice President, Equity Analyst on the Large and Midcap Value teams. A specialist in financial services, household and consumer products, she guest lectures at local colleges and universities. She received a B.A. in Economics and French, cum laude, from Wellesley College and a Master of Science in Management from MIT Sloan.

Jason Frishman

Jason Frishman is the Founder and former Chief Executive Officer of our funding portal subsidiary, Netcapital Funding Portal Inc. Mr. Frishman founded Netcapital Funding Portal Inc. to help reduce the systemic inefficiencies early-stage companies face in securing capital. He currently holds advisory positions at leading organizations in the financial technology ecosystem and has spoken as an external expert at Morgan Stanley, University of Michigan, YPO, and others. Mr. Frishman has a background in the life sciences and previously conducted research in medical oncology at the Dana Farber Cancer Institute and cognitive neuroscience at the University of Miami, where he graduated summa cum laude with a B.S. in Neuroscience.

Kevin Kilduff

Kevin Kilduff has served as the General Counsel of the Company since December 7, 2025. Since 2018, Mr. Kilduff has been a senior partner at The Law Officer of Kevin Kilduff, P.C. Previously, Mr. Kilduff has been a partner at each of Foley Hoag, LLP, Burns & Levinson LLP and Schander Harrison, Segal & Lewis LLP. Mr. Kilduff received his BA in Economics from Boston College, his Juris Doctor from the New England School of Law, and his LLM in Tax Law from New York University.

Cecilia Lenk

Cecilia Lenk has served as a director since July 2017. She served as our Chief Executive Officer from July 2017 to January 2023 and currently serves as the Chief Executive Officer of our wholly owned subsidiary, Netcapital Advisors Inc. Prior to that, she worked as a self-employed business consultant and a town councilor in Watertown, MA for five years. Ms. Lenk has specialized in technology and health care. Formerly Vice President of Technology and Digital Design at Decision Resources Inc., a global company serving the biopharmaceutical market, she oversaw the implementation of new technologies, products, and business processes. Prior to joining Decision Resources, Cecilia founded a technology firm that built a patented platform for online research. She has managed large-scale technology projects for leading corporations, universities, government agencies, and major non-profit organizations. Ms. Lenk has a Ph.D. in Biology from Harvard University and a B.A. from Johns Hopkins University in Geography and Environmental Engineering. She has served on a number of non-profit boards, including Chair of the Johns Hopkins Engineering Alumni. She is currently on the Alumni Advisory Board for the Hopkins School of Engineering. Ms. Lenk brings to our Board key leadership experience in high-growth technology companies and possesses a strong mix of strategic, finance, and operating skills.

Avi Liss

Avi Liss has served as a Director and Secretary of the Company since August 2010. From August 2009 to present, he has served as the President of Liss Law, LLC, a law firm specializing in real estate conveyances. Prior to founding Liss Law, he worked as a judicial law clerk for the Honorable Stephen S. Mitchell, a bankruptcy court judge for the Eastern District of Virginia. Mr. Liss is well qualified to serve as a director of the company due to his knowledge and working experience with legal governance matters.

Steven Geary

Steven Geary has served as a Director of the Company since June 2006. Since 2009, he has served in several management positions at Statera and is currently the Vice President of Strategy and Business Development. From 2008 to 2009, he was the Chief Executive Officer of ImproveSmart, Inc. From April 2006 to June 2008, he served as our President and Chief Operating Officer, and as our Chief Executive Officer from June 2008 to December 2009. Mr. Geary has significant business development and brand marketing expertise in consumer products and services.

Arnold Scott

Arnold Scott has served as a Director of the Company since December 2022. In addition, Mr. Scott currently serves as a founding member of the Boston Chapter of the Private Directors Association, a position he has held since 2020. Previously, he served as a director of ChipBrain, a position he held from 2021 - 2022, a director and Vice Chairman of First Commons Bank from 2008-2017, as a director of Perillon Software from 2015-2019 and as a manager on the board of managers of Netcapital Systems LLC from 2017 - 2020, an affiliate and shareholder of Netcapital Inc. In addition, he previously has served as a member of the board of trustees of Alderson Broaddus University from 2013 to 2020. He has also served on several advisory boards including Vestmark, Successimo, ai Resources, and The Capital Network.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of March 24, 2026 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group.

The percentage ownership information is based upon 7,847,899 common shares outstanding as of March 24, 2026. The percentage ownership information shown in the table after this offering is based upon 9,608,239 shares of Common Stock (assuming full exercise of the Warrants to purchase 1,760,340 Warrant Shares). Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold convertible preferred stock, options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date, which in this case is April 1, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those convertible preferred stock, options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

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Except as otherwise noted below, the address for each person or entity listed in the table is c/o Netcapital Inc., 1 Lincoln Street, Boston, MA 02111.

Name and Address of Beneficial Owner	Number of Shares		Percentage of Common Stock	Percentage of Common Stock Beneficially Owned After this Offering
5% Stockholders:
Intracoastal Capital LLC(1)	564,207	(2)	7.19%	* (3)
3i LP(4)	500,333	(5)	6.38%	* (6)
GlobexUS Holdings Corp.	500,000	(7)	6.37%	5.20%
Rivetz Corp. (8)	950,000		12.11%	9.89%
Iverson Design, LLC(9)	980,000		12.49%	10.20%
Officers and Directors
Rich Wheeless	-		*	*
Kevin Kilduff	1,000,000		12.74%	10.41%
Martin Kay	69,286	(10)	*	*
Coreen Kraysler	57,941	(11)	*	*
Jason Frishman	27,065	(12)	*	*
Cecilia Lenk	730	(13)	*	*
Steven Geary	3,859	(14)	*	*
Avi Liss	450	(15)	*	*
Arnold Scott	1,510	(16)	*	*
All directors and named executive officers as a group (9 persons)	160,841		2.02%	1*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

	(1)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal. The address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

	(2)	Common stock beneficially owned prior to this offering consists of (i) 9,144 A-6 Inducement Warrant Shares being offering by the selling shareholder pursuant to this prospectus; (ii) 17,497 A-7 Inducement Warrant Shares being offered by the selling shareholder pursuant to this prospectus; (ii) 17,497 A-8 Inducement Warrant Shares being offered by the selling shareholder pursuant to this prospectus; (iv) 287,877 Investor Warrant Shares #1 being offered by the selling shareholder pursuant to this prospectus; (v) 213,304 Investor Warrant Shares #2 being offered by the selling shareholder pursuant to this prospectus. and (vi) 18,288 A-5 Inducement Warrant Shares being offered by the selling shareholder pursuant to this prospectus.

	(3)	Assumes all 564,207 Warrant Shares being offered hereunder have been sold.

	(4)	3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer The address of 3i LP is 2 Wooster St. FL 2 New York NY 10013.

	(5)	Common stock beneficially owned prior to this offering consists of (i) 285,715 Investor Warrant Shares #1 being offered by the selling shareholder pursuant to this prospectus; (iii) 213,304 Investor Warrant Shares #2 being offered by the selling shareholder pursuant to this prospectus (iii) 722 shares of common stock under presently exercisable warrants.

	(6)	Assumes 499,619 Warrant Shares being offering hereunder have been sold.

	(7)	Brian Collins is the natural person with voting and dispositive power with respect to the shares held by GlobexUS Holdings Corp. The address of GlobexUS Holdings Corp. is 2076 Midlane South, #100, Syosset NY 11791.
	(8)	Steven Sprague is the natural person with voting and dispositive power with respect to the shares held by Rivetz Corp. The address of Rivetz Corp. is 111 Swamp Road, Richmond MA 01254.

	(9)	Michael Iverson is the natural person with voting and dispositive power with respect to the shares held by Iverson Design, LLC. The address of Iverson Design, LLC is 32 Vincent Street Whitman, MA 02382.

	(10)	Includes 69,286 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after March 24, 2026.

	(11)	Includes 57,619 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after March 24, 2026.

	(12)	Includes (i) 2,619 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after the March 24, 2026, and (ii) 24,447 shares of common stock held by Netcapital Systems LLC, an entity that Jason Frishman is the President of and in such capacity has the right to vote and dispose of the securities held by such entity.

	(13)	Includes 363 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after March 24, 2026.

	(14)	Includes 292 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after March 24, 2026.

	(15)	Includes 292 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after March 24, 2026.

	(16)	Includes 220 shares of common stock subject to stock options that are presently exercisable or exercisable within 60 days after March 24, 2026.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 1, 2024, we effectuated a 1-for-70 reverse split of our outstanding shares of common stock. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants have been adjusted accordingly. All information presented in this section has been retroactively restated to give effect to our 1-for-70 reverse split of our outstanding shares of common stock and unless otherwise indicated, all such amounts and corresponding exercise price data set forth in this section have been adjusted to give effect to the reverse stock split.

Policies and Procedures for Transactions with Related Parties

Our Chief Executive Officer or our Chief Financial Officer must review and approve certain transactions between us and Related Parties (as defined below). A “Related-Party Transaction” is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant.

For the purposes of our Related-Party Transactions, a “Related Party” is defined as: any person who is, or at any time since the beginning of our last two fiscal years was, a director or executive officer or a nominee to become a director; any person who is known to be the beneficial owner of more than ten percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household of any of the foregoing persons; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10% or more.

Transactions with Related Parties

The following includes a summary of transactions since April 30, 2022 through the date of this prospectus to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this registration statement. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Netcapital Systems LLC, a Delaware limited liability company (“Systems DE”), of which Jason Frishman, Founder, owns a 29% interest, owns 24,447 shares of common stock, or 1.1% of the Company’s 2,192,226 outstanding shares as of April 30, 2025. The company paid Systems DE $95,000 and $175,000 in the years ended April 30, 2025 and 2024, respectively, for use of the software that runs the website www.netcapital.com. and owes Systems DE $285,000 in unpaid invoices as of April 20, 2025. The Company provided professional services to Systems DE in the year ended April 30, 2023 and recorded revenue of $4,660. As of April 30, 2022, the Company accrued a payable to Systems of $294,054 for supplemental consideration owed in conjunction with its purchase of Netcapital Funding Portal Inc., which was paid in full on July 14, 2022, with the issuance to Systems of 39,901 shares of the Company’s common stock. The Company provided professional services to Systems in the years ended April 30, 2023 and 2022 and recorded revenue of $4,660 and $15,000, respectively, for those services.

Cash compensation to Jason Frishman, President of Netcapital Systems LLC amounted to $184,808 and $96,000, and stock-based compensation amounted to $25,927 and $0, in the years ended April 30, 2023 and 2022, respectively.

In total, the Company owed Systems $0 and $294,054 as of April 30, 2023 and 2022, respectively. The company paid Systems $430,000 and $357,429 in the years ended April 30, 2023 and 2022, respectively, for use of the software that runs the website www.netcapital.com.

Cecilia Lenk, the Chief Executive Officer of Advisors, our wholly owned subsidiary, and a member of our Board of Directors, is a member of the board of directors of KingsCrowd Inc. In August 2019, the Company entered into a consulting agreement with KingsCrowd LLC, pursuant to which it received 300,000 membership interest units in consideration for services. These units were initially valued at $1.80 per unit, or an aggregate of $540,000. In December 2020, KingsCrowd converted to a corporation, as a result of which the 300,000 membership interest units were converted into 3,815,745 shares, which were valued at $3,815,745. In June 2022, the Company sold 606,060 shares for proceeds of $200,000 and recognized a loss of $406,060. In the period ended January 31, 2024, we recognized an unrealized loss of approximately $2.7 million on the value of our Kingscrowd common share due to the decline in value of their common stock based on a publicly announced sale of their common stock at a price of $0.16, which represented an impairment of more than 80% of the previous value of our holdings in such issuer, which resulted in a reduction of our retained earnings. As of April 30, 2025 and 2024, the Company owned 3,209,685 shares of KingsCrowd Inc., valued at $577,743 and $513,550, respectively.

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Cecilia Lenk, the Chief Executive Officer of Advisors and a member of our Board of Directors is a member of the board of directors of Deuce Drone LLC,. an entity in which the Company holds an equity interest. In fiscal 2020, we received 2,350,000 membership units of Deuce Drone in consideration for services. These units were initially valued at $822,500. Based upon an observable price change, the units subsequently increased in value to $2,350,000. On April 30, 2025, the Company determined to impair the full value of its investment in Deuce Drone, LLC. The Company also had notes receivable from Deuce Drone LLC totaling $152,000 as of April 30, 2025 and 2024, which notes were issued in fiscal 2022 and provided for interest to accrue at an annual rate of $8.0%. During the year ended April 30, 2025, the Company determined that collection of the notes was not probable and recorded a full credit loss reserve of $152,000 against the notes receivable.

Compensation to a related party consultant, John Fanning Jr., son of our CFO, in the years ended April 30, 2025 and 2024 consisted of cash of $44,991 and $54,880, respectively. In addition, compensation to John Fanning, Jr. in the years ended April 30, 2023 and 2022 consisted of common stock valued at $0 and $25,908, respectively, and cash compensation of $60,039 and $60,000, respectively. John Fanning Jr. is also the controlling shareholder of Zelgor Inc. (“Zelgor”). During the years ended April 30, 2025 and 2024, the Company’s recognized revenues of $0 and $33,000, respectively, from Zelgor. In May 2020, the Company entered a consulting contract with Zelgor pursuant to which the Company received 1,400,000 shares of common stock of Zelgor in return for services. The Zelgor shares were initially valued at $1.00 per share. As of April 30, 2025 and 2024, the Company owned 1,400,000 shares which are valued at $1,400,000.

We owed Steven Geary, a director, $0 and $31,680 as of April 30, 2024 and 2023, respectively. This obligation was paid in full by the issuance on April 24, 2024 of 3,419 shares of our common stock at a price per share of $9.268 We owed Paul Riss, a director of Netcapital Funding Portal Inc., $0 and $58,524, as of April 30, 2024 and 2023. This obligation was paid in full by the issuance on April 24, 2024 of 6,315 shares of our common stock at a price per share of $9.268

During the year ended April 30, 2023, we paid $12,019 to Paul Riss to retire a note payable of $3,200 and expenses payable of $8,819.

In January 2023 we granted stock options to purchase an aggregate of 22,860 shares of our common stock to four related parties as follows: our Chief Executive Officer, Martin Kay, 14,286 shares; our Chief Financial Officer, Coreen Kraysler 2,858 shares; our Founder, Jason Frishman, 2,858 shares; and a director of Netcapital Funding Portal, Inc., Paul Riss, 2,858 shares. The options have an exercise price of $100.10, vest monthly on a straight-line basis over a 4-year period and expire in 10 years.

On April 25, 2023, the Company also granted an aggregate of 1,144 options, or 286 options each to the following board members: Cecilia Lenk, Avi Liss, Steven Geary and Arnold Scott, to purchase shares of our common stock at an exercise price of $98.00 per share. The options vest monthly on a straight-line basis over a 4-year period and expire in 10 years.

Compensation to officers in the year ended April 30, 2025 consisted of stock-based compensation valued at $369,545 and cash salary of $927,288. Compensation to officers in the year ended April 30, 2024 consisted of stock-based compensation valued at $369,545 and cash salary of $936,111. Compensation expense to officers in the years ended April 30, 2023 and 2022 consisted of common stock valued at $0 and $190,763, respectively, cash compensation of $598,077 and $265,688, respectively, and options to purchase common stock valued at $137,994 and $3,147, respectively.

On June 8, 2025, the Company granted 55,000 stock options under the Plan to each of Martin Kay, Chief Executive Officer, and Coreen Kraysler, Chief Financial Officer. These options have an exercise price of $2.68 per shares, are fully vested and expire in 4 years.

On June 9, 2025, the Company granted 100,000 stock options under the Plan to each of Martin Kay, Chief Executive Officer, and Coreen Kraysler, Chief Financial Officer; 80,000 options to Paul Riss, director of Netcapital Funding Portal Inc., and on June 8, 2025, it granted 10,000 options to Jason Frishman, Founder, 40,000 options to Paul Riss, and 1,000 options to each of directors Cecilia Lenk, Avi Liss, Steven Geary and Arnold Sock. These options have an exercise price of $2.68 per shares are fully vested upon issuance and expire in 4 years. However, these options are subject to shareholder approval and are not exercisable until such approval is received.

On July 31, 2025 the Company granted 40,000 stock options to each of directors Cecilia Lenk, Avi Liss, Steven Geary and Arnold Sock These options have an exercise price of $3.39 per shares are fully vested upon issuance and expire in 10-years. However, these options are subject to shareholder approval and are not exercisable until such approval is received.

Coreen Kraysler, our Chief Financial Officer, has personally guaranteed a $500,000 promissory note from the U.S. Small Business Administration. The note bears interest at an annual rate of 3.75%, has a 30-year term, and monthly payments of $2,437 began on December 17, 2022.

Mr. John Fanning, the husband of the Company’s Chief Financial Officer, was an employee of the Company from February 3, 2020 to September 20, 2023, and has continued to serve as an advisor to the Company after that time. During the fiscal years ended April 30, 2022 2023 and 2024, we paid Mr. Fanning approximately $96,000, $114,500 and $50,783, respectively. The Company does not have a formal advisory contract with Mr. Fanning. Further, from time to time, Mr. Fanning provides advice to companies in which the Company either owns an equity position, conducted offerings on the Company’s funding portal, and/or are vendors in the Company’s ecosystem. The Company is also aware of a website that states that John Fanning is working or has been involved in the past with some of the portfolio companies that conducted offerings on the Company’s funding portal (Kingscrowd, Deuce Drone, ChipBrain and Zelgor). See above for a discussion of the related party interests with respect to each of Kingscrowd, Deuce Drone and Zelgor. In October 2020, we received 710,000 units of ChipBrain LLC in consideration for services. These units were initially valued at valued at $1,704,480. Due to observable price changes in the value of a unit, the value of the Company’s inverstment increased to $3,266,348. On April 30, 2025, we determined to impair the full value of its investment in ChipBrain, LLC. In addition to the foregoing, as stated above, Mr. Fanning’s son, John Fanning, Jr., is a consultant to the Company and is the controlling shareholder of Zelgor.

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DESCRIPTION OF SECURITIES THAT THE SELLING SHAREHOLDERS ARE OFFERING

The Selling Shareholders are offering for resale up to an aggregate of up to 1,879,090 shares of Common Stock consisting of: (A) 118,750 June 2025 Shares and (B) up to 1,760,340 shares of Common Stock issuable upon the exercise of (i) 114,068 shares of Common Stock upon exercise of the A-5 Warrants; (ii) 9,144 shares of Common Stock issuance upon exercise of the A-6 Warrants; (iii) 20,315 shares of Common Stock issuance upon exercise of the January 2025 Placement Agent Warrants; (iv) 79,558 shares of Common Stock issuance upon exercise of the A-7 Warrants; (v) 79,558 shares of Common Stock issuance upon exercise of the A-8 Warrants; (vi) 714,286 shares of Common Stock upon exercise of the July 2025 Investor Warrants #1; (vii) 53,571 shares of Common Stock issuable upon exercise of the July 2025 Placement Agent Warrants #1; (viii) 641,712 shares of Common Stock upon exercise of the July 2025 Investor Warrants #2; (ix) 48,128 shares of Common Stock issuable upon exercise of the July 2025 Placement Agent Warrants #2.The following summary of the terms of our shares of Common Stock is based upon our Articles of Incorporation and our Bylaws. The summary is not complete and is qualified by reference to our Articles of Incorporation and our Bylaws, which were filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended April 30, 2025. For a description of our Common Stock, Exhibit 4.17-Description of Securities, to our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the SEC on August 12, 2025.

Our Articles of Incorporation authorizes the issuance of up to 900,000,000 shares of Common Stock, par value $0.001 per share, and up to 10,000,000 shares of blank check preferred stock, par value $0.001 per share. Our Board may establish the rights and preferences of the preferred stock from time to time.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

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●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in tum engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in tum may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Shareholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Shareholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and are informing the Selling Shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Parr Brown Gee & Loveless, PC, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of Netcapital Inc. as of April 30, 2025 and 2024 and for each of the two years in the period ended April 30, 2025, incorporated into this prospectus and the Amendment No. 1 to Registration Statement on Form S-1 of which it forms a part by reference to the Annual Report on Form 10-K for the year ended April 30, 2025, have been so incorporated in reliance on the report of Fruci & Associates II, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at http://www.netcapitalinc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

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INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended April 30, 2025 filed with the SEC on August 12, 2025;

●	our Quarterly Report on Form 10-Q for the period ended July 31, 2025 filed with the SEC on September 22, 2025;

●	our Quarterly Report on Form 10-Q for the period ended October 31, 2025 filed with the SEC on December 15, 2025;

●	our Quarterly Report on Form 10-Q for the period ended January 31, 2026 filed with the SEC on March 19, 2026;

●

our Current Reports on Form 8-K filed with the SEC on May 28, 2024, May 29, 2024, July 24, 2024; August 2, 2024; August 19, 2024; August 23, 2024; September 26, 2024; November 27. 2024; December 12, 2024; January 15, 2025; March 10, 2025; March 17, 2025; March 28, 2025; March 31, 2025; May 5, 2025; May 5, 2025; June 12, 2025; June 23, 2025; June 30, 2025; July 7, 2025; July 17, 2025; September 12, 2025; December 9, 2025; January 8, 2026 and February 6, 2026; and

●	The description of our common stock, par value $0.001 per share, contained in Exhibit 4.17 to our Annual Report on Form 10-K for the year ended April 30, 2025 filed with the SEC on August 12, 2025, including any amendment or report filed for the purpose of updating such description.

In addition, all filed information contained in reports and documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Netcapital Inc.

1 Lincoln Street

Boston, MA 02111

Attn.: Secretary

In addition, you may obtain a copy of these filings from the SEC as described in the section entitled “Where You Can Find More Information.” We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

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Netcapital Inc.

118,750 Shares of Common Stock

Up to 1,760,340 Shares of Common Stock Upon Exercise of Certain Common Stock Purchase Warrants

PROSPECTUS

, 2026

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$573.94
Transfer agent and registrar fees and expenses	$5,000.00
Legal fees and expenses	$40,000.00
Printing fees and expenses	$5,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous fees and expenses	$1,500.00
Total	$62,073.94

Item 14. Indemnification of Officers and Directors.

The registrant is incorporated under the laws of the State of Utah. Section 16-10a-902 of the Utah Business Corporation Act (“UBCA”) provides that a Utah corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. may indemnify. Section 15-10-902 of the UBCA provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:(i) the director conducted himself or herself in good faith; and, (ii) he or she reasonably believed that his or her conduct was in or at least not opposed to the corporation’s best interests; and (iii) In the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation: (i) to the same extent as a director; and (ii) if he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: (I) receipt by the officer of a financial benefit to which he is not entitled; (II) an intentional infliction of harm on the corporation or the shareholders; or (III) An intentional violation of criminal law.

The registrant’s articles of incorporation and bylaws include provisions requiring the registrant to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

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Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold in the last three years:

On April 28, 2022, we issued 536 shares of common stock, in conjunction with an agreement to purchase a 10% equity interest in Caesar Media Group, Inc.

On July 15, 2022, we issued 1,335 shares of our common stock upon the conversion of $300,000 of unsecured convertible promissory notes issued on February 9, 2022, plus conversion of accrued interest on such notes. We also issued warrants to purchase 93,432 shares of our common stock to these noteholders upon conversion.

On July 15, 2022, we also issued 570 shares of our common stock to Netcapital Systems LLC as supplemental consideration pursuant to the agreement for the acquisition of Netcapital Funding Portal Inc.

On September 1, 2022, we issued 358 shares of our common stock in conjunction with the purchase a 10% interest in Caesar Media Group, Inc.

On October 26, 2022, we issued 179 shares of our common stock in conjunction with the purchase a 10% interest in Caesar Media Group, Inc. We did not receive any proceeds from this issuance. The issuance was exempt under Section 4(a)(2) of the Securities Act.

On October 26, 2022, we issued 38 shares of common stock to two accredited investors for gross proceeds of $23,400. We used the proceeds for working capital and general corporate purposes.

On November 28, 2022, we issued 90 shares of our common stock in conjunction with the purchase of a 100% interest in MSG Development Corp. We did not receive any proceeds from this issuance.

On December 9, 2022, we issued 4,286 shares of our common stock in conjunction with an Asset Purchase Agreement with Nantascot, LLC.

On December 16, 2022, we issued ThinkEquity LLC and its designees warrants to purchase 1,116 shares of our common stock at an exercise price of $98.68 as compensation for their services as underwriter in our public offering.

On January 3, 2023, we granted Martin Kay non-qualified stock options under the 2023 Plan to purchase 14,286 shares of our common stock at an exercise price of $100.10 per share. The options vest and become exercisable in 48 equal monthly installments.

On January 3, 2023, we granted non-qualified stock options to purchase 2,858 Shares of the Company’s common stock to each of Jason Frishman, Coreen Kraysler and Paul Riss (8,574 Shares total), under the 2023 Plan at an exercise price of $100.10 per Share. These options vest and become exercisable in 48 equal monthly installments.

On January 5, 2023, we issued ThinkEquity LLC and its designees warrants to purchase 176 shares of our common stock at an exercise price of $98.68 as compensation for its services as underwriter in the over-allotment exercise of our public offering.

On January 31, 2023, we issued 268 shares of our common stock in conjunction with the purchase of a 10% interest in Caesar Media Group, Inc.

On April 27, 2023, we issued 5,000 shares of our common stock for business advisory services.

On April 27, 2023, we issued 268 shares of our common stock in conjunction with the purchase of a 10% interest in Caesar Media Group, Inc.

On May 10, 2023, we issued 1,429 shares of our common stock for consulting services.

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On May 25, 2023, we issued ThinkEquity LLC and its designees warrants to purchase 983 shares of our common stock at an exercise price of $109.40 as compensation for its services as placement agent in our registered direct offering.

On July 14, 2023, we issued 141 shares of common stock to an unrelated third party, in consideration of a release from such third party related to settlement of an outstanding debt between such third-party and Netcapital Systems LLC.

On July 24, 2023, we issued ThinkEquity LLC and its designees warrants to purchase 1,537 shares of our common stock at an exercise price of $49.34 as compensation for its services as underwriter in our public offering.

On July 31, 2023, we issued 268 shares of our common stock in conjunction with the purchase of a 10% interest in Caesar Media Group, Inc.

On October 26, 2023, we issued 268 shares of our common stock in conjunction with the purchase of a 10% interest in Caesar Media Group, Inc.

On October 26, 2023, we issued 90 shares of our common stock in conjunction with the purchase of a 100% interest in MSG Development Corp.

On April 24, 2024, we issued an aggregate of 9,734 shares of our common stock at a price per share of $9.268 to Steven Geary, a member of the Company’s board of directors, and Paul Riss, a member of the board of directors of Netcapital Funding Portal, Inc. our wholly-owned subsidiary, in consideration of the cancellation of $90,204 in outstanding indebtedness owed to Mr. Geary and Mr. Riss by us.

On May 29, 2024, we issued warrants to purchase 507,894 shares of our common stock at an exercise price of $8.74 to certain institutional investors in connection with our warrant inducement transaction.

On May 29, 2024, we issued H.C. Wainwright & Co., LLC and its designees warrants to purchase 19,037 shares of our common stock at an exercise price of $10.93 as compensation for its services as placement agent in our warrant inducement transaction.

On October 26, 2024, we issued 90 shares of our common stock in conjunction with the purchase of a 100% interest in MSG Development Corp.

On January 13, 2025, we issued warrants to purchase 541,722 shares of our common stock at an exercise price of $2.07 to certain institutional investors in connection with our warrant inducement transaction.

On January 13, 2025, we issued H.C. Wainwright & Co., LLC and its designees warrants to purchase 20,315 shares of our common stock at an exercise price of $2.25 as compensation for its services as placement agent in our warrant inducement transaction.

On March 6, 2025, we issued warrants to purchase 159,116 shares of our common stock at an exercise price of $1.80 to certain institutional investors in connection with our warrant inducement transaction.

On March 26, 2025, we entered into a securities purchase agreement with 1800 Diagonal Lending LLC, and issued a promissory note in the principal amount of $181,540. Following an Event of Default (as defined in the note), the note becomes convertible into shares of our common stock at the then existing conversion price.

On April 29, 2025, we entered into two separate securities purchase agreements with 1800 Diagonal Lending LLC, under which we issued the following convertible promissory notes: (i) a convertible promissory note in the principal amount of $61,360, for a purchase price of $52,000, reflecting an original issue discount of $9,360 and (ii) a convertible note in the principal amount of $64,960, for a purchase price of $56,000, with an original issue discount of $8,960.

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On June 26, 2025, 500,0000 shares of our common stock in consideration of a license to use certain software.

On July 7, 2025, we issued common stock purchase warrants to purchase 714,286 shares of common stock with an exercise price of $6.88 per share in a private placement to certain institutional investors.

On July 7, 2025, we issued common stock purchase warrants to purchase 53,571 shares of common stock at an exercise price of $2.725 to designees of H.C. Wainwright & Co, LLC, as placement agent.

In July 2025, we issued an aggregate of 269,257 shares of our common stock to warrant holders that exercised warrants to purchase 418,510 shares of common stock on a net exercise basis.

On July 17, 2025, we issued common stock purchase warrants to purchase 641,712 shares of common stock with an exercise price of $4.55 per share in a private placement to certain institutional investors.

On July 17, 2025, we issued common stock purchase warrants to purchase 48,128 shares of common stock at an exercise price of $5.8438 to designees of H.C. Wainwright & Co, LLC, as placement agent.

On July 21, 2025, we issued 54,421 shares of our common stock to an investor relations consulting firm for services rendered. We did not receive any proceeds from the issuance.

On September 16, 2025, the Company issued 46,258 shares of common stock under a settlement agreement to settle $104,636 outstanding under the April 29, 2025 $200,000 original issue discount note.

On September 16, 2025, the Company issued 92,428 shares of common stock in consideration under a settlement agreement to settle $209,074 outstanding under the May 1, 2025 $400,000 original issue discount note.

On September 16, 2025, the Company issued 59,147 shares of common stock (the “Adjustment Shares”) to the investors in the June 2025 private placement in consideration of the adjustment provision contained in their subscription agreements which provided that if the Company issues shares of common stock below $4.00 per share at any time prior February 19, 2026, the investors in the June 10, 2025 private placement would be entitled to receive additional shares to effectively reduce their purchase price to such lower price; provided that the effective price per share could not be adjusted below the Minimum Price, which was $2.67 per share, as defined under Nasdaq Rule 5635(d).

On December 3, 2025, the Company issued 950,000 shares of common stock in Rivetz Corp. in consideration of assets purchased under an Asset Purchase Agreement.

On January 21, 2026, the Company issued 980,000 shares of common stock to Iverson Design LLC in consideration of assets purchased under an Asset Purchas Agreement.

The foregoing are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act. We claim an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, and/or Rule 506 of the rules and regulations promulgated thereunder in connection with the sales and issuances described below since the foregoing issuances and sales did not involve a public offering, the recipients (a) were “accredited investors” and/or had access to similar documentation and information as would be required in a Registration Statement under the Securities Act and (b) represented that they were acquiring the securities for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities are imprinted with an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. No general solicitation or advertising was used in connection with any transaction. No underwriter

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, State of Massachusetts, on the 24th day of March, 2026.

Netcapital, Inc.

By:	/s/ Rich Wheeless
Name:	Rich Wheeless
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Rich Wheeless	Chief Executive Officer	March 24, 2026
Rich Wheeless	(Principal Executive Officer)

/s/ Coreen Kraysler	Chief Financial Officer	March 24, 2026
Coreen Kraysler	(Principal Financial and Accounting Officer)

*	Director	March 24, 2026
Cecilia Lenk

*	Director	March 24, 2026
Steven Geary

*	Director	March 24, 2026
Avi Liss

*	Director	March 24, 2026
Arnold Scott

*By:	/s/ Coreen Kraysler
Coreen Kraysler
Attorney-in-fact

Date: March 24, 2026

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EXHIBIT INDEX

(a)	Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
1.1	Underwriting Agreement, dated July 12, 2022, by and Between Netcapital Inc. and ThinkEquity LLC, filed as an Exhibit to our Current Report on Form 8-K dated July 12, 2022 and filed on July 15, 2022 and incorporated herein by reference.
1.2	Underwriting Agreement dated July 19, 2023 between the Registrant and ThinkEquity LLC, incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K dated July 19, 2023 and filed on July 24, 2023.
1.3	At-the-Market Offering Agreement dated August 23, 2024 between the Registrant and H.C. Wainwright and Co., LLC, incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K dated August 23, 2024 and filed on August 23, 2024.
2.1	Asset Purchase Agreement dated November 23, 2010 between ValueSetters, Inc. and NetGames.com, incorporated by reference to Exhibit 2.1 to our Form 10/A dated July 25, 2014.
2.2	Agreement and Plan of Merger by and Among Netcapital Funding Portal Inc., ValueSetters Inc. and Netcapital Acquisition Vehicle Inc., incorporated by reference to our Current Report on Form 8-K dated August 23, 2020 and filed on August 26, 2020.
3.1	Articles of Incorporation filed on April 25, 1984, incorporated by reference to Exhibit 3.1 to our Form 10 dated September 3, 2013.
3.2	Amendment to Articles of Incorporation filed on September 7, 1999, incorporated by reference to Exhibit 3.2 to our Form 10 dated September 3, 2013.
3.3	Amendment to Articles of Incorporation filed on December 4, 2003, incorporated by reference to Exhibit 3.3 to our Form 10 dated September 3, 2013.
3.4	Amendment to Articles of Incorporation filed on April 13, 2015, incorporated by reference to Exhibit 3.1.3 to our Form S-1 dated February 14, 2022.
3.5	Amendment to Articles of Incorporation filed on September 29, 2020, incorporated by reference to Exhibit 3.1 to our Form 8-K dated November 5, 2020 and filed on November 5, 2020.
3.6	By-Laws of ValueSetters, Inc, incorporated by reference to Exhibit 3.4 to our Form 10 dated September 3, 2013.
3.7	Amendment to Articles of Incorporation filed with the Utah Secretary of State on July 29, 2024, incorporated by reference to Exhibit 3.1 to our Form 8-K dated July 29, 2024 and filed with the SEC on August 2, 2024.
3.8	Amendment to Articles of Incorporation filed with the Utah Secretary of State on March 25, 2025, incorporated by reference to Exhibit 3.1 to our Form 8-K dated March 25, 2025 and filed with the SEC on March 28, 2025
4.1	Specimen stock certificate evidencing shares of common stock, incorporated by reference to Exhibit 4.1 to our Form S-1/A dated April 8, 2022.
4.2	Form of Unsecured Convertible Notes, incorporated by reference to Exhibit 4.3 to our Form S-1 dated February 14, 2022 and filed with the SEC on February 15, 2022.
4.3	Form of Representative’s Warrant incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated July 12, 2022 and filed with the SEC on July 15, 2022.
4.4	Warrant Agent Agreement, dated July 15, 2022 between Netcapital Inc. and Equity Stock Transfer LLC incorporated by reference to our Current Report on Form 8-K dated July 12, 2022 and filed with the SEC on July 15, 2022.
4.5	Form of Public Warrant incorporated by reference to our Current Report on Form 8-K dated July 12, 2022 and filed with the SEC on July 15, 2022.
4.6	Form of Unsecured Convertible Notes incorporated by reference to our Current Report on Form 8-K dated July 15, 2022.

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4.7	Form of Representative Warrant incorporated by reference to our Current Report on Form 8-K dated December 13, 2022 and filed with the SEC on December 16, 2022.
4.8	Form of Placement Agent Warrant, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated May 23, 2023 and filed with the SEC on May 25, 2023.
4.9	Form of Representative Warrant incorporated by reference to our Current Report on Form 8-K dated July 19, 2023 and filed with the SEC on July 24, 2023.
4.10	Form of Pre-Funded Warrant incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated December 21, 2023 and filed with the SEC on December 27, 2023.
4.11	Form of Series A-1 Common Warrant incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated December 21, 2023 and filed with the SEC on December 27, 2023.
4.12	Form of Series A-2 Common Warrant incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K dated December 21, 2023 and filed with the SEC on December 27, 2023.
4.13	Form of Placement Agent’s Warrant incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K dated December 21, 2023 and filed with the SEC on December 27, 2023.
4.14	Form of New Series A-3 Warrant, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated May 24, 2024 and filed with the SEC on May 29, 2024.
4.15	Form of New Series A-4 Warrant, incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated May 24, 2024 and filed with the SEC on May 29, 2024.
4.16	Form of Placement Agent Warrant, incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K dated May 24, 2024 and filed with the SEC on May 29, 2024.
4.17	Description of capital stock incorporated by reference to Exhibit 4.17 of our Annual Report on Form 10-K for the year ended April 30, 2025 and filed on August 12, 2025
4.18	Form of New Series A-5 Warrant, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated January 9, 2025 and filed with the SEC on January 15, 2025
4.19	Form of New Series A-6 Warrant, incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated January 9, 2025 and filed with the SEC on January 15, 2025
4.20	Form of Placement Agent Warrant, incorporated by reference to Exhibit 4.13 to our Current Report on Form 8-K dated January 9, 2025 and filed with the SEC on January 15, 2025
4.21	Form of New Series A-7 Warrant, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated March 5, 2025 and filed with the SEC on March 10, 2025
4.22	Form of New Series A-8 Warrant, incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated March 5, 2025 and filed with the SEC on March 10, 2025
4.23	Convertible Promissory Note dated April 29, 2025, in the principal amount of $61,360, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated May 5, 2025 and filed with the SEC on May 5, 2025
4.24	Convertible Promissory Note dated April 29, 2025, in the principal amount of $64,960, incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated May 5, 2025 and filed with the SEC on May 5, 2025
4.25	Form of Promissory Note (non-convertible), incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K dated May 5, 2025 and filed with the SEC on May 5, 2025
4.26	Form of Warrant, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated July 7, 2025 and filed with the SEC on July 7, 2025
4.27	Form of Placement Agent Warrant, incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated July 17, 2025 and filed with the SEC on July 17, 2025
4.28	Form of Warrant, incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated July 7, 2025 and filed with the SEC on July 7, 2025
4.29	Form of Placement Agent Warrant, incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated July 17, 2025 and filed with the SEC on July 17, 2025
5.1*	Opinion of Parr Brown Gee & Loveless.
10.1+	2021 Equity Incentive Plan, filed as Exhibit 4.1 to Netcapital Inc. registration statement on Form S-8 on January 27, 2022, and incorporated herein by reference.
10.2+	Employment Agreement with Carole Murko, incorporated by reference to Exhibit 10.12 to our Form S-1 dated February 14, 2022.
10.3+	Separation Agreement with Carole Murko, incorporated by reference to Exhibit 10.13 to our Form S-1 dated February 14, 2022.
10.4	Form of Note Purchase Agreement, incorporated by reference to Exhibit 10.14 to our Form S-1 dated February 14, 2022 and filed with the SEC on February 15, 2022.

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10.5	License Agreement between Netcapital Systems LLC, a Delaware limited liability company, and Netcapital Funding Portal Inc., filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on June 28, 2022 and incorporated by reference herein.
10.6+	Employment Agreement with Cecilia Lenk, filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on June 28, 2022 and incorporated by reference herein.
10.7+	Employment Agreement with Coreen Kraysler, filed as Exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on June 28, 2022 and incorporated by reference herein.
10.8+	Employment Agreement with Jason Frishman, filed as Exhibit 10.4 to our Current Report on Form 8-K filed on June 28, 2022 and incorporated by reference herein.
10.9+	Netcapital Inc 2023 Omnibus Equity Incentive Plan incorporated by reference to our Current Report on Form 8-K dated January 3, 2023 and filed with the SEC on January 5, 2023.
10.10+	Employment Agreement with Martin Kay dated January 3, 2023 incorporated by reference to our Current Report on Form 8-K dated January 3, 2023 and filed with the SEC on January 5, 2023.
10.11+	Form of Stock Option Agreement incorporated by reference to our Current Report on Form 8-K dated January 3, 2023 and filed with the SEC on January 5, 2023.
10.12**	Software License and Services Agreement between Templum, Inc. and Netcapital Systems LLC dated January 2, 2023 incorporated by reference to our Current Report on Form 8-K dated January 2, 2023 and filed with the SEC on January 6, 2023.
10.13	Form of Securities Purchase Agreement between Netcapital Inc. and certain institutional investors dated May 23, 2023, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated May 23, 2023 and filed with the SEC on May 25, 2023.
10.14	Form of Securities Purchase Agreement incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated December 21, 2023 and filed with the SEC on December 27, 2023.
10.15	Stock Purchase Agreement dated April 24, 2024 between Netcapital Inc. and Steven Geary, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated April 24, 2024 and filed with the SEC on April 25, 2024
10.16	Stock Purchase Agreement dated April 24, 2024 between Netcapital Inc. and Paul Riss incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated April 24, 2024 and filed with the SEC on April 25, 2024.
10.17	Form of Inducement Letter dated May 24, 2024, incorporated by reference to our Current Report on Form 8-K dated May 24, 2024 and filed with the SEC on May 29, 2024.
10.18	Form of Inducement Letter, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated January 9, 2025 and filed with the SEC on January 15, 2025
10.19	Form of Inducement Letter, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated March 5, 2025 and filed with the SEC on March 10, 2025
10.20	Promissory Note dated March 26, 2025, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated March 26, 2025 and filed with the SEC on March 31, 2025
10.21	Securities Purchase Agreement dated March 26, 2025, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated March 26, 2025 and filed with the SEC on March 31, 2025
10.22	Loan Authorization and Agreement dated June 17, 2020 between Valuesetters Inc. and the U.S. Small Business Administration, incorporated by reference to Exhibit 10.22 to our Registration Statement on Form S-1 filed with the SEC on April 15, 2025.
10.23	Note dated June 17, 2020 in the amount of $500,000 issued by Valuesetters Inc. to the U.S. Small Business Administration, incorporated by reference to Exhibit 10.23 to our Registration Statement on Form S-1 filed with the SEC on April 15, 2025.
10.24	Security Agreement dated June 17, 2020 between Valuesetters Inc. and the U.S. Small Business Administration, incorporated by reference to Exhibit 10.24 to our Registration Statement on Form S-1 filed with the SEC on April 15, 2025.
10.25	Paycheck Protection Note in the amount of $1,885,000 dated January 31, 2021 issued by Valuesetters inc. to Citizens Bank, N.A., incorporated by reference to Exhibit 10.25 to our Registration Statement on Form S-1 filed with the SEC on April 15, 2025.
10.26	Securities Purchase Agreement dated April 29, 2025 in the amount of $61,360, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated May 5, 2025 and filed with the SEC on May 5, 2025

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10.27	Securities Purchase Agreement dated April 29, 2025 in the amount of $64,960, incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated May 5, 2025 and filed with the SEC on May 5, 2025
10.28	Form of Subscription Agreement, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated June 12, 2025 and filed with the SEC June 12, 2025
10.29	Form of Stock Option Agreement (2023 Omnibus Equity Incentive Plan), incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated June 12, 2025 and filed with the SEC June 12, 2025
10.30	Form of Stock Option Agreement Subject to Shareholder Approval, incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K dated June 12, 2025 and filed with the SEC June 12, 2025
10.31	First Amendment to 2023 Omnibus Equity Incentive Plan, incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K dated June 12, 2025 and filed with the SEC June 12, 2025
10.32	Form of Advisory Agreement, incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K dated June 12, 2025 and filed with the SEC June 12, 2025
10.33	Horizon Software Agreement, dated June 26, 2025, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated June 30, 2025 and filed with the SEC June 30, 2025
10.34	Form of Securities Purchase Agreement, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated July 7, 2025 and filed with the SEC July 7, 2025
10.35	Form of Securities Purchase Agreement, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated July 17, 2025 and filed with the SEC July 17, 2025
10.36+	Second Amendment to 2023 Omnibus Equity Incentive Plan, incorporated by reference to Exhibit 10.36 to our Annual Report on Form 10-K for the year ended April 30, 2025 and filed with the SEC on August 12, 2025.
10.37	Settlement Agreement and Release dated September 16, 2025, by and between Daniel R. Hesse Revocable Trust dated October 12, 2006 and Netcapital Inc., incorporated by reference to Exhibit 10.9 to our Quarterly Report on Form 10Q for the period ended July 31, 2025 and filed with the SEC on September 22, 2025
10.38	Settlement Agreement and Release dated September 16, 2025, by and between Ivan Seidenberg and Netcapital Inc., incorporated by reference to Exhibit 10.10 to our Quarterly Report on Form 10Q for the period ended July 31, 2025 and filed with the SEC on September 22, 2025
10.39	Asset Purchase Agreement, dated December 3, 2025, by and between Netcapital Inc. and Rivetz Corp. , incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 9, 2025
10.40	CEO Separation, Severance and Consulting Agreement dated December 3, 2025 between the Company and Martin Kay, incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on December 9, 2025
10.41	Rich Wheeless Employment Agreement dated December 7, 2025, incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on December 9, 2025
10.42*	Confidential Settlement Agreement and Release by and between Netcapital, Inc. and Netcapital Systems LLC on the one hand and Templum Inc. and Templum Markets LLC effective as of September 11, 2025
10.43	Asset Purchase Agreement, dated January 2, 2026, by and between Netcapital Inc. and Iverson Design, LLC Corp., incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on January 8, 2026
14.1	Code of Ethics, incorporated by reference to Registration on Form S-1/A filed on April 8, 2022.
19.1	Insider Trading Policy, incorporated by reference to Exhibit 19.1 to our Annual Report on Form 10-K for the year ended April 30, 2025 and filed on August 12, 2025.
21.1	Subsidiaries, incorporated by reference to Exhibit 21.1 of our Annual Report on Form 10-K for the year ended April 30, 2024 and filed on July 29, 2024.
23.1	Consent of Fruci and Associates II, PLLC.
23.2*	Consent of Parr Brown Gee & Loveless (included in Exhibit 5.1).
24.1*	Powers of Attorney.
107*	Fee table.

+ Indicates a management contract or compensatory plan or arrangement

* Previously filed

** Certain confidential portions of this exhibit have been redacted from the publicly filed document because such portions are (i) not material and (ii) would be competitively harmful if publicly disclosed.

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